Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CONSENT TO SUBLETTING

I.PARTIES AND DATES.

This Consent to Subletting (this "Consent") dated April 9, 2025, is by and between 305 N MATHILDA LLC, a Delaware limited liability company ("Landlord"), SIEMENS MEDICAL SOLUTIONS USA, INC., a Delaware corporation ("Tenant"), and KNIGHTSCOPE, INC., a Delaware corporation ("Subtenant").

II.RECITALS.

On June 21, 2022, Landlord and Tenant entered into an office space lease ("Lease") for approximately 33,355 rentable square feet (the “Premises”) of space in a building owned by Landlord and located at 305 N Mathilda Avenue, Sunnyvale. California (the “Building”).

The Lease contains provisions which require, among other things, Tenant to obtain Landlord's consent to any subletting of the Premises.  Tenant has requested Landlord to consent to a subletting of the Premises to Subtenant.

III.CONSENT TO SUBLETTING.

A.For valuable consideration including Tenant's and Subtenant's agreement to the provisions of this Consent, subject to the terms and conditions of this Consent, Landlord consents to a subletting to Subtenant of approximately 33,355 rentable square feet of the Premises as depicted on Exhibit A attached hereto (if applicable) (the “Subleased Premises”).  Tenant and Subtenant agree that this Consent is conditioned upon their agreement that:

1.The sublease agreement ("Sublease") between Tenant and Subtenant is expressly subject and subordinate to the provisions of the Lease, a redacted copy of which Subtenant acknowledges it has received.

2.Tenant and Subtenant represent and warrant that the Sublease attached to this Consent as Exhibit B is a true, complete, and correct copy of the Sublease, there are no modifications or amendments thereto, and there are no other agreements relating to the Sublease or the lease or occupancy of the Subleased Premises.

3.Tenant's obligations under the Lease will not be affected by this Consent.

4.Landlord will be entitled to receive 50% of the profits derived by Tenant from this subletting in accordance with the provisions of the Lease.

5.The provisions of the Lease respecting assignment and subletting are not waived with respect to future assignments and sublettings, provided that Subtenant will have the right, without Landlord’s consent, but subject to Tenant’s consent to the extent required under the Sublease, to assign the Sublease or sub-sublet all or any portion of the Subleased Premises to (i) a subsidiary, parent, or affiliate of Subtenant (i.e., an entity controlled by, controlling or under common control with Subtenant, an “Affiliate”), (ii) an entity which will have succeeded to all or substantially all of the assets of Subtenant by merger or consolidation, or (iii) any person or entity to which all or substantially all of the assets of Subtenant will have been sold (each, a “Permitted Transfer” or a “Permitted Transferee”), provided that all of the following conditions are satisfied: (a) Subtenant is not then in default under the Sublease or this Consent; (b) Subtenant gives Landlord and Sublandlord written notice prior to such Permitted Transfer; and (c) if Subtenant ceases to exist as a going concern as a result of any Permitted Transfer, the resulting successor entity has the ability to perform the financial obligations under the Sublease and cannot be subterfuge by Subtenant to avoid its obligations under the Sublease.

6.Subtenant is not claiming any interest in a right belonging solely to Tenant pursuant to the Lease.

7.Subtenant will not generate, handle, store or dispose of per- and polyfluoroalkyl substances (PFAS), in the Subleased Premises or Project (as defined in the Lease).

8.If the Sublease terminates by reason of a termination of the Lease, Landlord may, at its option, by delivering written notice to Subtenant, assume the obligation of Tenant under the Sublease in which event Subtenant will recognize Landlord as if it were sublandlord under the Sublease.

9.Landlord is in receipt of the transfer fee set forth in Section 9(a) of the Lease.

10.Landlord consents to the removal of the carpeting from the Subleased Premises by Subtenant, provided that such work is completed otherwise in compliance with the requirements of the Lease and subject to the provisions of Section 15.2 of the Lease.

B.Tenant represents and warrants to Landlord as follows:  (i) the Lease is in full force and effect, (ii) Tenant has not assigned the Lease or sublet the Premises (other than the Sublease), (iii) Landlord is not in breach of any provision or covenant of the Lease, (iv) Tenant knows of no defense or counterclaim to the enforcement of the Lease, (v) Tenant is not entitled to any reduction, offset or abatement of the rent payable under the Lease, and (vi) Landlord has completed all work required to be performed by Landlord and has paid all sums (including, but not limited to, any allowances) due to Tenant under the Lease.

C.Subtenant acknowledges that Landlord has made no representations regarding the status or provisions of the Lease, nor will Landlord be deemed to have made any express or implied representation that Tenant is not in default thereunder.

D.The parties acknowledge that by virtue of the Sublease contemplated herein, Tenant's right to extend the Lease provided for in Section 2 of Exhibit G to the Lease will hereafter be null and void.

E.Nothing contained in the Sublease or this Consent will be construed as relieving or releasing Tenant from any of its obligations under the Lease, and it is expressly understood that Tenant will remain liable for such obligations notwithstanding the subsequent assignments(s), sublease(s) or transfer(s) of the interest of the Tenant under the Lease.

F.Except for Permitted Transfers as set forth above, Subtenant will not amend the Sublease or further sublease the Subleased Premises, assign its interest as the Subtenant under the Sublease, or otherwise transfer its interest in the Subleased Premises or the Sublease to any person or entity without the prior written consent of Landlord.

G.The waiver of subrogation contained in Section 10.4 of the Lease applies as between Landlord and Subtenant as if Subtenant were the tenant under the Lease.

H.In reliance upon the agreements and representations contained in this Consent, Landlord hereby consents to the sublease transaction described herein.  If Tenant or Subtenant violates any terms of this Consent and such violation is not cured within any applicable notice and cure period set forth in the Lease, or if any representation or warranty in this Consent by Tenant or Subtenant is untrue in any material respect, or if Subtenant takes any action which would constitute a breach of the Lease and such breach is not cured within any applicable notice and cure period set forth in the Lease, then Landlord may avail itself of all remedies provided in the Lease, at law, or in equity with respect to such breach.  Except as expressly set forth herein, this Consent will not constitute a waiver of the obligation of the tenant under the Lease to obtain Landlord’s consent to any subsequent assignment, sublease or other transfer under the Lease, nor will it constitute a waiver of any existing defaults under the Lease.

IV.SUBTENANT'S PRINCIPAL PLACE OF BUSINESS.

The address of Subtenant's principal place of business is:

Knightscope, Inc.

1070 Terra Bella Avenue

Mountain View, California 94043

V.GENERAL.

A.EFFECT OF SUBLETTING.  The Lease and Tenant's obligations to Landlord will not be deemed to have been modified by this Consent.

B.ENTIRE AGREEMENT.  This Consent embodies the entire understanding between Landlord, Tenant and Subtenant with respect to the subletting and can be changed only by an instrument in writing signed by the party against whom enforcement is sought.

C.COUNTERPARTS; DIGITAL.  This Consent may be executed in one or more counterparts, each of which constitutes an original and all of which are one and the same agreement.  The parties expressly agree that one or each of the parties may execute and deliver this Consent electronically using a certificate-based electronic signature and delivery software service approved and initiated by Landlord that provides an audit trail and method for authenticating signers (the “Approved Service”).  The Approved Service will have the same legal effect as a handwritten signature and will be admissible evidence of the parties' mutual intent to be legally bound by this Consent.  The parties declare that they have received all of the information required to be fully aware of the certificate-based electronic signature software process and each party hereby waives any claim which it may have against the enforceability of this Consent based on the use of the Approved Service.

D.DEFINED TERMS.  All words commencing with initial capital letters in this Consent and defined in the Lease have the same meaning in this Consent as in the Lease.

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E.CORPORATE AND PARTNERSHIP AUTHORITY.  Each party to this Consent represents and warrants to the other parties hereto that the individual(s) executing this Consent on behalf of such corporation, limited liability company or partnership is or are duly authorized to execute and deliver this Consent and that this Consent is binding upon the corporation, limited liability company or partnership in accordance with its terms.

F.ATTORNEYS' FEES.  The provisions of the Lease respecting payment of attorneys' fees also apply to this Consent.

[Remainder of page intentionally left blank.]

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VI.EXECUTION.

Landlord, Tenant and Subtenant have entered into this Consent as of the date set forth in "I. PARTIES AND DATE" above.

LANDLORD:	TENANT:

305 N MATHILDA LLC

a Delaware limited liability company

By /s/ Steven M. Case

Steven M. Case

Executive Vice President

Office Properties

By /s/ Brian Stoekler

Brian Stoelker

Vice President, Operations

Office Properties

SIEMENS MEDICAL SOLUTIONS USA, INC., a Delaware corporation By: /s/ Lisa Linnell Lisa Linnell Head, SHS RE NAM By: /s/ Donna Colona Donna Colona Head, SHS RE NAM FI LM
SUBTENANT:
KNIGHTSCOPE, INC., a Delaware corporation By: /s/ William Santana Li William Santana Li Chief Executive Officer By: /s/ Apoorv Dwivedi Apoorv Dwivedi Chief Financial Officer

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EXHIBIT A

SUBLEASED PREMISES

EV CHARGING STATIONS
OUTDOOR AMENITY AREA
DOCK & GRADE LEVEL LOADING
±33,355 sf
N. MATHILDA AVE.

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EXHIBIT B

TRUE AND CORRECT COPY OF SUBLEASE

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SUBLEASE

This SUBLEASE (“Sublease”), dated as of the 13 day of March, 2025 (“Effective Date”), is between Siemens Medical Solutions USA, Inc., a Delaware corporation, having an office at 40 Liberty Blvd., Malvern, Pennsylvania 19355 (“Sublandlord”), and Knightscope, Inc., a Delaware corporation, having an office at 1070 Terra Bella Avenue, Mountain View, California 94043 (“Subtenant”).

RECITALS

WHEREAS, Sublandlord is the tenant of certain premises (the “Demised Premises”) in the building located at 305 N. Mathilda Avenue, Sunnyvale, California 94085 (the “Building”), pursuant to a lease dated as of June 21, 2022, with 305 N Mathilda LLC, a Delaware limited liability company, as landlord (“Prime Landlord”) (such lease being referred to as the “Prime Lease”). A copy of the Prime Lease (with certain terms, such as rentals, deleted therefrom) is annexed hereto as Exhibit A; and

WHEREAS, Subtenant wishes to sublet from Sublandlord the entire Demised Premises, containing approximately 33,355 rentable square feet and being more particularly described on the floor plan annexed hereto as Exhibit B and being referred to as the “Subleased Premises”.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:

1.Demise and Term.
(a)Subject to and in accordance with all of the terms, covenants and conditions of this Sublease, Sublandlord hereby subleases the Subleased Premises to Subtenant, and Subtenant subleases and accepts the Subleased Premises from Sublandlord, for a term (the “Sublease Term”) to commence on the fifth (5th) business day following the date that Prime Landlord delivers its “Consent” (as hereinafter defined) (the “Sublease Commencement Date”), and to expire on June 30, 2030 (the “Sublease Expiration Date”), both dates inclusive, unless the Sublease Term shall sooner end pursuant to any of the terms, covenants and conditions of this Sublease or the Prime Lease. Following the Sublease Commencement Date, the parties shall memorialize, in substantially the form of Exhibit C (the “Commencement Memorandum”), the actual Sublease Commencement Date and the Base Rent schedule with the relevant dates. Should Subtenant fail to execute and return the Commencement Memorandum to Sublandlord within fifteen (15) business days following Subtenant’s receipt thereof (or provide specific written objections thereto within that period), then Sublandlord’s determination of the Sublease Commencement Date as set forth in the Commencement Memorandum shall be conclusive.
(b)In the event that Sublandlord is unable to deliver possession of the Subleased Premises to Subtenant due to factors beyond Sublandlord’s reasonable control (including, without limitation, Prime Landlord’s failure or refusal to deliver its Consent in a timely manner), Sublandlord shall not be subject to any liability therefor and the validity of this Sublease shall not be impaired, but all Rent and other obligations of Subtenant attributable to the Subleased Premises shall be abated until such time as possession thereof is delivered to Subtenant. Notwithstanding the foregoing, if the Subleased Premises are not delivered to Subtenant on or before the later of the sixtieth (60th) day after the Effective Date and May 1, 2025, then prior to the delivery of the Subleased Premises to Subtenant, Subtenant shall have the right to terminate this Sublease by delivery of written notice to Sublandlord, in which case, this Sublease shall be of no further force or effect and Sublandlord shall promptly return the Security Deposit and any pre-paid Rent to Subtenant.
(c)Pursuant to California Civil Code § 1938, Sublandlord hereby states that the Subleased Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code§ 55.52(a)(3)). Pursuant to Section 1938 of the California Civil Code, Sublandlord hereby provides the following notification to Subtenant: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction related accessibility standards within the premises.” If Subtenant requests a CASp inspection of the Subleased Premises, the cost of the CASp inspection and any repairs necessary to correct violations of construction related accessibility standards within the Subleased Premises shall be borne by Subtenant.
2.Use. Subtenant shall use the Subleased Premises solely for those purpose(s) permitted pursuant to the Prime Lease and for no other purpose(s).
3.Rent.
(a)From and after the Sublease Commencement Date, Subtenant shall pay to Sublandlord the base rent specified in subsection (b) below (“Base Rent”). Base Rent and all other items of additional rent, charges and expenses payable by Subtenant hereunder (collectively, “Rent”) shall be paid to Sublandlord on the first day of each month during the Sublease Term, without deduction, abatement, counterclaim or setoff of any amount for any reason whatsoever. Rent shall be paid to Sublandlord in lawful money of the United States at its address set forth above, or to such other person, or at such other address, or to such account pursuant to electronic funds transfer instructions as Sublandlord may from time to time designate by notice to Subtenant. Subtenant will complete and execute any documentation that Sublandlord may reasonably require to effectuate payment of Rent. Any payment by Subtenant or receipt by Sublandlord of an amount less than the amount stipulated hereunder for any portion of Rent shall be deemed a payment on account of such amount(s) payable. An endorsement or statement by Subtenant on any check or letter shall not be deemed to create an accord and satisfaction, and Sublandlord may accept any such check or payment without prejudice to Sublandlord’s right to recover the balance due or to pursue any other remedy available to it. Any provision in the Prime Lease referring to “Rent” or “rent” (or words of similar meaning) incorporated herein by reference shall be deemed to refer to all items of Rent due under this Sublease.

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(b)Base Rent shall consist of the initial monthly per square foot rate of $2.37 with 3% annual escalations as set forth in the chart below, and shall be paid by Subtenant to Sublandlord as herein provided:

[***]

(c)Notwithstanding subsection (b) above, Tenant’s obligation to pay Base Rent shall be abated for the first ten (10) monthly installments of Base Rent and Tenant shall commence the payment of Base Rent ten (10) full months following the Sublease Commencement Date (the “Base Rent Commencement Date”); provided, however, that if Default hereunder has occurred and remains uncured prior to the Base Rent Commencement Date, Subtenant’s obligation to pay Base Rent shall commence as of the date such Default occurred. If this Sublease is terminated prior to the expiration of the Sublease Term as a result of a Default by Subtenant, the Base Rent abated hereunder shall immediately become due and payable. The payment by Subtenant of the abated Base Rent in the event of a Default shall not limit or affect any of Sublandlord’s other rights pursuant to this Sublease or at law or in equity. Only Base Rent shall be abated until the Base Rent Commencement Date, and all other additional rent and other costs and charges specified in this Sublease shall remain as due and payable pursuant to the provisions of this Sublease.
(d)Rent payable hereunder shall be prorated on a daily basis in the case of any period of less than a full calendar year or, in the case of any monthly installment, any period less than a full calendar month. Subtenant shall pay all commercial rent or occupancy taxes imposed in connection with this Sublease, the Subleased Premises or the payment of Rent hereunder, if applicable.
(e)Within three (3) business days of the Consent Date (as defined below), Subtenant shall deliver to Sublandlord the monthly amount of the Base Rent for the eleventh full calendar month of the Sublease Term and the amount due for Subtenant’s pro rata Share of Tenant’s Share of Operating Expenses for the first month of the Sublease Term.
4.Intentionally Deleted.
5.Additional Payments by Subtenant.
(a)Subtenant shall be responsible for paying for Subtenant’s pro rata share of Tenant’s Share of Operating Expenses (as defined in the Prime Lease) charged to Tenant for the Demised Premises pursuant to the Prime Lease as well as any other additional rent or regular additional sums payable by Sublandlord to Prime Landlord under the Prime Lease each as applicable to the entire Demised Premises. Subtenant shall pay monthly installments of the estimated amounts of Subtenant’s pro rata share of Tenant’s Share of Operating Expenses at the same time and in the same manner as Subtenant is required to deliver monthly installments of Base Rent. Alternatively, if required by Sublandlord, such amounts shall be paid within thirty (30) days after Subtenant’s receipt of an invoice therefor. If Subtenant is required to make estimated installment payments of Subtenant’s pro rata share of Tenant’s Share of Operating Expenses, then within thirty (30) days after Sublandlord’s receipt of the Reconciliation Statement (as defined in the Prime Lease), Sublandlord shall deliver a copy thereof to Subtenant as well as statement comparing the actual amount of Subtenant’s pro rata share of Tenant’s Share of Operating Expenses as compared to

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Subtenant’s estimated payments. If the actual is greater than the sum of the estimates paid by Subtenant, Subtenant shall pay Sublandlord the difference within fifteen (15) days following Sublandlord’s delivery of the Reconciliation Statement to Subtenant. If the actual amount of Subtenant’s pro rata share of Tenant’s Share of Operating Expenses is less than the sum of the estimates paid by Subtenant, Sublandlord shall credit such excess against Subtenant’s next required payments of estimated Subtenant’s pro rata share of Tenant’s Share of Operating Expenses (or, if at the end of the Sublease Term, Sublandlord shall reimburse such amount to Subtenant within fifteen (15) days after receipt of such amount from the Prime Landlord, subject to any claims that Sublandlord may have against Subtenant). Subtenant’s pro rata share of Tenant’s Share of Operating Expenses charged to Sublandlord is 100%.
(b)Subtenant shall be responsible for paying for all charges for all utilities, services, materials and other items provided to Subtenant or to the Subleased Premises by or on behalf of Prime Landlord to the extent such utilities, services, materials and other items are not provided without charge pursuant to the Prime Lease. Pursuant to the terms of Exhibit C of the Prime Lease incorporated herein, Subtenant shall be responsible for and shall pay promptly, directly to the appropriate supplier, all charges for electricity metered to the Subleased Premises, telephone, telecommunications service, janitorial service, interior landscape maintenance, if any, and all other utilities, materials and services furnished directly to Subtenant or the Subleased Premises or used by Subtenant in, on or about the Subleased Premises during the Sublease Term, together with any taxes thereon. If Prime Landlord does not include such costs in Operating Expenses due under the Prime Lease, Subtenant shall deliver payment on account of any water, gas, sewer, refuse pick up and any other utilities and services for the Project (a defined in the Prime Lease) that are not separately metered to the Subleased Premises as reasonably determined by Prime Landlord. Subtenant shall either pay the full amount of such charges within fifteen (15) days after demand therefor (i) to Prime Landlord if Prime Landlord bills Subtenant directly for such amounts, or (ii) to Sublandlord if Prime Landlord bills Sublandlord for such amounts. If Subtenant shall request freight elevator facilities, heat, cooled air or mechanical ventilation or any other service for which a charge is imposed pursuant to the Prime Lease or otherwise by Prime Landlord, Subtenant shall either pay the full amount of such charge within fifteen (15) days after demand therefor (i) to Prime Landlord if Prime Landlord bills Subtenant directly for such services, or (ii) to Sublandlord if Prime Landlord bills Sublandlord for such services. Sublandlord and Subtenant shall request that Prime Landlord forward copies of invoices for such services directly to Subtenant, with copies sent to Sublandlord.
(c)Except as provided in subsection (a) above, Subtenant shall pay all charges, costs and additional rent payable pursuant to the Prime Lease to the extent relating either to the Subleased Premises or to any action or omission of Subtenant. It is intended by the foregoing sentence that Subtenant shall pay all charges, costs and additional rent specified above in this subsection first and then, and only then, shall seek to recover the allocable portion (paid by Subtenant hereunder) of any alleged overpayment made to Prime Landlord under the Prime Lease.
6.Security Deposit. Upon the execution and delivery of this Sublease, Subtenant shall deposit in the form of cash the sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the “Security Deposit”) with Sublandlord as security for the full and timely performance of Subtenant’s obligations under this Sublease. Upon the occurrence of a Default by Subtenant hereunder, Sublandlord may use all or any part of the Security Deposit for the payment of any

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Rent or for the payment of any amount which Sublandlord may pay or become obligated to pay, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer, by reason of such Default. If any portion of the Security Deposit is used, Subtenant shall, within ten (10) business days after demand therefore, deposit with Sublandlord an amount sufficient to restore the Security Deposit to its original amount. Sublandlord shall not be required to keep the Security Deposit separate from its general funds, and Subtenant shall not be entitled to interest thereon. In no event shall the Security Deposit be considered an advanced payment of Rent, and in no event shall Subtenant be entitled to use the Security Deposit for the payment of Rent. If no Default by Subtenant exists as to Subtenant’s rental obligations, surrender obligations or any other obligations hereunder as of the Sublease Expiration Date, the Security Deposit (or any balance thereof) shall be returned to Subtenant within thirty (30) days after the expiration of the Sublease Term and the surrender of the Subleased Premises to Sublandlord in the condition required hereunder. Sublandlord shall have the right to transfer the Security Deposit to any purchaser or transferee of Sublandlord’s interest under the Prime Lease. Upon such transfer, Subtenant shall look solely to such purchaser or transferee for return of the Security Deposit, and Sublandlord shall be relieved of any liability with respect thereto accruing after the date of such transfer.
7.Late Charges. If Subtenant shall fail to pay any installment of Rent or any other sum payable under this Sublease within five (5) days after the date when such amount is due, Subtenant shall pay to Sublandlord (in addition to such installment of Rent or other sum, as the case may be) as a late charge, an amount equal to: (i) five percent (5%) of the amount of the late payment plus (ii) late interest at the rate of 8% per annum of the amount unpaid, computed from the due date of such payment to and including the date when such payment is actually made to Sublandlord; provided, however, that the total amount of such late charges shall not exceed the maximum late charge permitted by applicable law. Notwithstanding the foregoing, no late charges or late interest shall apply with respect to the first delinquent payment in any twelve (12) month period. The late charges for any month shall be paid to Sublandlord within five (5) business days after demand therefor. In the case of any Default in payment of any late charges by Subtenant, and in addition to all other remedies, Sublandlord shall have the same rights as provided in this Sublease (including the provisions incorporated by reference) for nonpayment of Rent. Nothing in this Section, and no acceptance of late charges by Sublandlord, shall be deemed to extend or change the time for payment of Rent.
8.Subordination to the Prime Lease: Prime Landlord’s Consent.
(a)This Sublease is subject and subordinate to the Prime Lease and to each exception, encumbrance, lien or other matter to which the Prime Lease is or shall be subordinate. In the event of lawful termination, re-entry or dispossession by Prime Landlord under the Prime Lease, Prime Landlord may elect to treat this Sublease as cancelled and repossess the Subleased Premises by any lawful means or take over all of the right, title and interest of Sublandlord, as sublessor under this Sublease, and in such case, Subtenant shall attorn to Prime Landlord pursuant to the then executory provisions of this Sublease, except that the Prime Landlord shall not be (i) liable for any previous act or omission of Sublandlord under this Sublease, (ii) subject to any counterclaim, offset or defense not expressly provided in this Sublease (which theretofore accrued to Subtenant against Sublandlord) or (iii) bound by any previous prepayment of more than one (1) month’s Rent.

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(b)Sublandlord shall use commercially reasonable efforts (but without any obligation to commence any litigation) to deliver to Subtenant the written consent of Prime Landlord to this Sublease (such consent being referred to as the “Consent” and the date on which Sublandlord delivers such executed Consent to Subtenant being referred to as the “Consent Date”). Subtenant shall reasonably cooperate with Sublandlord in seeking the Consent, including, without limitation, supplying all information and documentation reasonably requested by Prime Landlord with respect to Subtenant. Subtenant shall execute the Consent and shall occupy and use the Subleased Premises subject to the terms thereof. Sublandlord shall pay any fee charged by Prime Landlord in connection with such Consent. In the event Prime Landlord fails or refuses to deliver the Consent, neither party shall have any further rights or liabilities hereunder except as specifically provided herein to the contrary.
9.Incorporation by Reference.
(a)Subject to the provisions of this Sublease, the terms and conditions of the Prime Lease (including, without limitation, the remedies thereunder) are hereby incorporated by this Sublease and made a part hereof with the same force and effect as if such terms and conditions were completely set forth herein, and as if the words “Landlord” and “Tenant”, or words of similar import, wherever the same appear in the Prime Lease, were construed to mean, respectively, Sublandlord and Subtenant under this Sublease, and as if the word “Premises”, or words of similar import, wherever the same appear in the Prime Lease, were construed to mean the Subleased Premises under this Sublease, and as if the word “Lease”, or words of similar import, wherever the same appear in the Prime Lease, were construed to mean this Sublease, and as if the word “Term”, or words or similar import, wherever the same appear in the Prime Lease, were construed to mean the Sublease Term under this Sublease. From and after the Sublease Commencement Date, Subtenant shall undertake to perform and observe all the terms, covenants and conditions of the tenant under the Prime Lease with respect to the Subleased Premises except for: (i) Sublandlord’s obligation to pay Rent and additional rent thereunder (so long as Subtenant pays all components of Rent pursuant to this Sublease); (ii) the following provisions of the Prime Lease which are not incorporated into this Sublease: Sections 5, 9, 10, and 11 of the Basic Lease Terms, Sections 2.2, 2.3. 3.2, 10.3, 14.3, 18, 21.2, Section 1 of Exhibit G (unless Prime Landlord consents otherwise), Section 2 of Exhibit G, Section 3 of Exhibit G, Section 4 of Exhibit G (unless Prime Landlord consents otherwise), Exhibit G-1, Sections 2 and 3 of Exhibit L, and Exhibit X; and (iii) those other terms, covenants and conditions which Sublandlord has expressly undertaken to perform or observe pursuant to the terms hereof. Notwithstanding anything herein to the contrary, Section 14.5(a) of the Prime Lease is incorporated herein except that the time limits in Section l 4.5(a) as incorporated herein are extended by five (5) business days and Subtenant shall only be entitled to reimbursement of its costs or a deduction from Rent under this Sublease to the extent Sublandlord actually receives reimbursement or a reduction in Rent from the Prime Landlord pursuant to Section 14.5(a) of the Prime Lease. The time limits contained in the Prime Lease for the giving of notices, making of demands or performing any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right (including any right to cure a Default), remedy or option, are changed for the purposes of incorporation herein by shortening the same by five (5) days in each instance, unless such time limit is five (5) days or less, in which event such period shall be shortened by two (2) days (but in no event shall such time limit be shortened pursuant to this subsection to less than three (3) business days), so that notices may be given, demands made, any act, condition or covenant performed, and any right, remedy or

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option hereunder exercised by Sublandlord within the time limit relating thereto contained in the Prime Lease. Notwithstanding anything to the contrary in this Sublease, if any of the express provisions of this Sublease shall conflict with any of the provisions of the Prime Lease incorporated herein by reference, such conflict shall be resolved in every instance in favor of this Sublease; however, nothing contained in this Sublease shall be deemed, in any way, to modify any of the provisions of the Prime Lease.
(b)All capitalized words and phrases not otherwise defined or described in this Sublease shall have the meanings ascribed to them in the Prime Lease.
10.Performance by Sublandlord.
(a)Subtenant shall not have any rights in respect of the Subleased Premises greater than Sublandlord’s rights under the Prime Lease with respect thereto. Notwithstanding anything to the contrary in this Sublease, Sublandlord shall have no liability to Subtenant by reason of any default of Prime Landlord (as to obligations of Sublandlord contained in this Sublease by the incorporation by reference of any provision of the Prime Lease), it being understood that if Sublandlord shall fail to fulfill any obligation of Prime Landlord hereunder and such failure is caused by the failure of Prime Landlord to comply with its obligations under the Prime Lease, then Sublandlord shall have no obligation or liability by reason of such failure. Sublandlord shall have no obligation with respect to any representations or warranties made by Prime Landlord pursuant to the terms of the Prime Lease, and Sublandlord makes no representations or warranties with respect to the Subleased Premises except as expressly provided in this Sublease. Subtenant expressly acknowledges that all of the services provided to the Building and the Subleased Premises are supplied by Prime Landlord, that Sublandlord has no control thereof and assumes no responsibility in connection therewith and that no such failure or interruption shall give rise to any (i) abatement, diminution or reduction of Subtenant’s obligations under this Sublease; provided that if any abatement is afforded to Sublandlord under the Prime Lease, Subtenant shall also receive the prorated benefit of such abatement of Base Rent (as prorated based on that ratio by which the Base Rent due hereunder bears to the Base Rent due under the Prime Lease), (ii) constructive eviction, whether in whole or in part, or (iii) liability on the part of Sublandlord, unless and to the extent such failure or interruption is directly attributable only to the gross negligence or willful misconduct of Sublandlord.
(b)Sublandlord shall not be required to make any payment or perform any obligation, and shall have no liability to Subtenant for any matter whatsoever, except for Sublandlord’s obligations:
(i)to pay the Rent and additional rent due under the Prime Lease (provided Subtenant is not in Default in the payment of Rent payable under this Sublease); and
(ii)to use reasonable efforts, upon written request of Subtenant, to cause Prime Landlord to observe and perform its obligations under the Prime Lease with respect to the Subleased Premises (provided that Sublandlord shall not be required to incur any expense or liability in connection therewith and shall not be

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obligated to commence any litigation) , except that Sublandlord shall commence any legal proceeding reasonably requested by Subtenant and for which Subtenant cannot proceed in its own name to enforce Sublandlord’s right to obtain services which Prime Landlord is obligated to provide with respect to the Subleased Premises under the Prime Lease if Subtenant (1) gives its prior written consent to each action to be taken by Sublandlord in connection therewith, (2) pays and advances Sublandlord’s costs in such proceeding (including, without limitation, the fees and disbursements of Sublandlord’s attorneys) and (3) indemnifies Sublandlord against all damages, liabilities, costs and expenses incurred by Sublandlord in connection with such proceeding).
(c)Sublandlord hereby represents to Subtenant that, as of the Effective Date, (i) the copy of the Prime Lease delivered by Sublandlord to Subtenant is a complete and accurate copy of the Prime Lease (subject to the redactions noted in the Prime Lease attached hereto), which is in full force and effect and has not otherwise been amended and there are no other agreements between Prime Landlord and Sublandlord relating to the leasing, use, and occupancy of the Subleased Premises, (ii) the Subleased Premises has not been sublet or licensed to any third party, in whole or in part, and the Prime Lease has not been assigned by Sublandlord, (iii) that, to the knowledge of Sublandlord, no circumstance exists and no event has occurred which, with the giving of notice, the passage of time, or both, would constitute a breach or default of either party to the Prime Lease, and (iv) Sublandlord has neither delivered a notice of default to Prime Landlord that remains uncured nor received any notice of default from the Prime Landlord that remains uncured under the Prime Lease.
(d)Sublandlord covenants to do the following: (a) Sublandlord shall not (i) surrender or terminate the Prime Lease prior to its scheduled expiration date or any earlier termination thereof pursuant to the express terms of the Prime Lease or the exercise of Prime Landlord’s rights thereunder without the consent of Subtenant, or (ii) amend or modify the Prime Lease, the result of which would materially and adversely affect Subtenant’s rights or obligations under this Sublease or the Subleased Premises, without the consent of Subtenant; ; (b) Sublandlord shall comply with all the terms and provisions of the Prime Lease, except to the extent Subtenant has assumed the same, (c) Sublandlord shall, promptly following receipt thereof, deliver to Subtenant a copy of any and all notices received by Sublandlord from Prime Landlord which would have any material effect upon the Subleased Premises or this Sublease, and (d) any administrative fees or other expenses required to be paid to, or for Prime Landlord in connection with the submission of this Sublease for Prime Landlord’s Consent shall be paid solely by Sublandlord.
11.No Breach of the Prime Lease. Subtenant shall not do, or permit to be done, any act or thing which may constitute a breach or violation of any provision of the Prime Lease, whether or not such act or thing is permitted under the provisions of this Sublease.
12.Indemnification. Subtenant shall indemnify, defend and hold Sublandlord harmless from and against all loss, cost, damage, expense and liability, including, without limitation, reasonable attorneys’ fees and disbursements, which Sublandlord may incur by reason of: (i) any accident, damage or injury to any person or property occurring in, on or about the Subleased

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Premises from and after the Sublease Commencement Date; (ii) any breach or default under this Sublease by Subtenant; (iii) any work done in or to the Subleased Premises, either by or on behalf of Subtenant after the Sublease Commencement Date; or (iv) any act, omission or negligence by Subtenant or any of its officers, employees, agents, customers, licensees or invitees, or any person claiming through or under Subtenant; provided, however, and notwithstanding anything to the contrary contained in this Section, Subtenant shall not be obligated to indemnify Sublandlord against any such loss, cost, damage, expense or liability to the extent directly caused by Sublandlord’s gross negligence or willful misconduct.
13.Condition of the Subleased Premises. Sublandlord shall deliver possession of the Subleased Premises to Subtenant in the following condition (the “Delivery Condition”): (i) broom clean condition, free of all personal property, (ii) free of Hazardous Materials introduced by Sublandlord to the Subleased Premises in violation of applicable laws, (iii) free from any and all third party occupants and tenants, and (iv) to the Sublandlord’s actual knowledge, in compliance with all applicable laws required for the occupancy of the Subleased Premises. Within 60 days of the Sublease Commencement Date, Tenant may provide Landlord with a written punch list of items related to the Delivery Condition, and Sublandlord shall diligently complete all punch list items of which it is notified as provided above. Except for Sublandlord’s obligation to deliver the Subleased Premises in the Delivery Condition, Subtenant agrees to accept the Subleased Premises in its “as is” condition on the Sublease Commencement Date and acknowledges that Sublandlord shall have no obligation to perform any work or to make any installations in order to prepare the Subleased Premises for Subtenant’s occupancy. Subject to the terms set forth above, the taking of possession of the Subleased Premises by Subtenant shall be conclusive evidence as against Subtenant that, at the time such possession was so taken, the Subleased Premises and the Building were in good and satisfactory condition.
14.Access. Sublandlord or Sublandlord’s agents shall have the right to enter the Subleased Premises during Subtenant’s normal business hours (except in an emergency) and upon at least 24 hours’ advance notice (except in an emergency) to examine or maintain or repair the Subleased Premises (if Subtenant has failed to do so as may be required pursuant to this Sublease) and during Subtenant’s normal business hours and upon at least 24 hours advance notice to show the Subleased Premises (during the last 12 months of the Sublease Term).
15.Consents and Approvals. In any instance when Sublandlord’s consent or approval is required under this Sublease, Sublandlord’s refusal to consent to or approve any matter or thing shall be deemed reasonable if, among other things, Sublandlord has made a good faith effort to obtain the consent or approval to such matter or thing of Prime Landlord and such consent or approval was not obtained. If Subtenant shall seek the approval or consent by Sublandlord and Sublandlord shall fail or refuse to give such approval or consent, Subtenant’s sole remedy shall be an action for injunction or specific performance with respect thereto (and such remedy shall be available only in those cases where Sublandlord shall have expressly agreed herein not to unreasonably withhold or delay its consent).
16.Assignment and Subletting.
(a)Subtenant shall not, by operation of law or otherwise, assign, sell, mortgage, pledge or in any manner transfer this Sublease or any interest therein, or sub-sublet any portion of the

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Subleased Premises, without the prior written consent of Sublandlord and Prime Landlord in each instance. Sublandlord hereby consents to any Permitted Transfer (as defined in the Prime Lease) by Subtenant, provided that Prime Landlord consents to any such Permitted Transfer. Any fees payable to Prime Landlord for review of a proposed transfer shall be the responsibility of Subtenant. Sublandlord shall not unreasonably withhold, delay, or condition its consent as to any such assignment of this Sublease or sub-sublease of the Subleased Premises.
(b)If this Sublease shall be assigned or if the Subleased Premises or any portion thereof shall be sublet or occupied by any person(s) other than the original Subtenant named herein, then Sublandlord may collect rent from any such assignee, subtenant or occupant, and apply the net amounts collected to Rent payable pursuant to this Sublease, but no such assignment, occupancy or collection shall be deemed a waiver of any of the provisions of this Section, an acceptance of the assignee, subtenant or occupant as subtenant hereunder, or a release of any person from the further performance by such person of the obligations of Subtenant under this Sublease. The consent by Sublandlord and Prime Landlord to any assignment, mortgage, pledge, encumbrance, transfer or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment, mortgage, pledge, encumbrance, transfer or subletting. No such assignment or subletting shall cause Subtenant to be released from its obligations under this Sublease. Any proposed assignment or subletting shall be subject to the restrictions regarding assignment and subletting contained m the Prime Lease and the rights of Prime Landlord thereunder.
17.Insurance. Without limiting any of the provisions of the Prime Lease, Subtenant shall maintain throughout the Sublease Term, for the benefit of Sublandlord and Prime Landlord as additional insureds, such insurance as Sublandlord may be required to provide pursuant to the Prime Lease. Certificates of all such polices and additional insured endorsements shall be delivered to Sublandlord on or before the Sublease Commencement Date and thereafter within ten (10) days prior to the expiration or renewal of such policies or upon Sublandlord’s or Prime Landlord’s request. All insurance required to be carried by Subtenant pursuant to this Sublease shall be effected under valid and enforceable polices issued by independent insurers permitted to do business in California (reasonably acceptable to Sublandlord).
18.Alterations. Subtenant shall not make or cause, or suffer or permit the making of, any Alteration to the Subleased Premises without obtaining the prior written consent of Sublandlord and Prime Landlord thereto in each instance. Sublandlord consents to the Subtenant’s removal of the carpeting within the Subleased Premises and Sublandlord shall not unreasonably withhold, delay, or condition its consent to any other Alterations, provided that with respect to the removal of the carpet and any other Alterations, Prime Landlord first consents thereto in accordance with the terms of the Prime Lease which consent as to the removal of the carpet shall be set forth in the Consent. Any permitted changes shall be made only in compliance with the Prime Lease. Prior to the expiration of the Sublease Term, Subtenant shall restore the Subleased Premises to the condition existing as of the Sublease Commencement Date; provided that Subtenant shall not be required to remove any Alterations made by Subtenant unless Prime Landlord or Sublandlord notifies Subtenant of such requirement at the time Prime Landlord and Sublandlord approve such Alterations. Notwithstanding anything herein to the contrary, to the extent that any Alteration made by Subtenant constitutes a Required Removable under the Prime Lease, Subtenant must remove such Alteration prior to the expiration of the Sublease Term and

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Prime Landlord and Sublandlord shall notify of such obligation at the time each approves such Alterations. Notwithstanding anything herein to the contrary, to the extent that any Alteration made by Subtenant constitutes a Mandatory Removable under the Prime Lease, Subtenant must remove such Alteration prior to the expiration of the Sublease Term. In the event that Subtenant fails to restore the Subleased Premises as required by the immediately preceding sentences, Sublandlord may perform such restoration and all costs incurred by Sublandlord shall be reimbursed to Sublandlord by Subtenant, as additional rent, not later than ten (10) business days after Sublandlord’s written demand therefor. The provisions of this Section shall survive the Sublease Expiration Date or earlier termination of this Sublease.
19.Right to Cure Subtenant’s Default. If Subtenant shall default in the observance or performance of any term or covenant of this Sublease on Subtenant’s part to be observed or performed, and if such default has not been cured following five (5) days’ written notice for a breach of Subtenant’s obligation to pay Rent hereunder or twenty five (25) days’ written notice as to a breach of any other obligation of Subtenant under this Sublease to Subtenant (each a “Default”), then Sublandlord may, immediately or at any time thereafter, perform the same for the account of Subtenant. Notwithstanding the preceding provisions of this Section, if: (i) a default of Subtenant hereunder does not constitute a default under the Prime Lease; (ii) such default cannot reasonably be cured within such twenty five (25) day period; and (iii) such default does not involve Subtenant’s failure to pay any amount to Sublandlord pursuant to this Sublease, then Sublandlord shall not be entitled to exercise its remedies pursuant to this Section if Subtenant shall commence curing such default within such twenty five (25) day period and shall thereafter cure such default with reasonable diligence (not to exceed, in any event, sixty (60) days). If Sublandlord makes any expenditure or incurs any obligation for the payment of money in connection therewith (including, without limitation, attorneys’ fees and disbursements, in instituting, prosecuting or defending any action or proceeding), then such sums paid, or obligations incurred, with interest (in each such case at the rate of 8% per annum, but such interest rate shall not in any event exceed the maximum rate permitted by law) shall be deemed to be additional rent under this Sublease and shall be paid by Subtenant to Sublandlord within ten (10) business days after Sublandlord’s written demand therefor.
20.Brokerage. Each party to this Sublease represents that it dealt with no broker or other person who had any part, or was instrumental in any way, in bringing about this Sublease, other than Newmark of Southern California, Inc. (“Sublandlord’s Broker”) and The Ivy Group (“Subtenant’s Broker”) and their respective representatives (collectively, the “Brokers”). Sublandlord agrees to pay the Sublandlord’s Broker a commission of three percent (3%) of the fixed Base Rent due hereunder and the Subtenant’s Broker a commission of eight percent (8%) of the fixed Base Rent due hereunder on account of the execution and delivery of this Sublease pursuant to separate brokerage agreements executed by Sublandlord and each of the Brokers. Notwithstanding anything to the contrary in this Sublease, the execution and delivery by each of such Brokers to Sublandlord of a separate brokerage agreement, and the execution and delivery by Sublandlord of each such brokerage agreement, is a necessary precondition to this Sublease, and Sublandlord shall not be bound under this Sublease unless each such brokerage agreement is executed and delivered by the parties thereto. Subtenant shall indemnify and hold harmless Sublandlord from and against: (i) all claims made by any other broker or other person for a brokerage commission, finder’s fee or similar compensation, by reason of or in connection with this Sublease; and (ii) all loss, cost, damage, expense or liability (including, without limitation,

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reasonable attorneys’ fees and disbursements) in connection with such claims if such other broker or other person claims to have dealt with or otherwise through Subtenant.
21.Notices. All notices, consents, approvals, demands, requests and other communications (collectively, “Notices”) which are required or desired to be given by either party to the other hereunder must be in writing and shall be personally delivered, sent by electronic mail (to Subtenant only), or sent by Federal Express or comparable courier for delivery on the morning of the next business day, and with all delivery or transmission charges prepaid. Notice is given if sent by email as permitted by this Sublease, on the next business day after being sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered. Notices delivered in person or sent by Federal Express shall be deemed to have been given when delivered or when receipt therefor has been refused. Until such time as Sublandlord shall designate otherwise, all Notices given to Sublandlord shall be addressed to Sublandlord at 40 Liberty Boulevard, Malvern, PA 19355, Attn: Corporate Real Estate Dept., with one copy sent to Siemens Medical Solutions USA, Inc., Attention: General Counsel - NAM, 40 Liberty Boulevard, Malvern, PA 19355. Unless Sublandlord consents otherwise, Sublandlord will not accept notices hereunder by email. Sublandlord may from time to time change the names and/or addresses to which Notices given to Sublandlord shall be addressed and sent as aforesaid, by designating such other names and/or addresses in a notice given in accordance with the provisions of this Section. All Notices given to Subtenant shall be addressed to Subtenant at the Subleased Premises, with an electronic copy to asd@knightscope.com and invoices@knightscope.com or at such other email address designated in writing by Subtenant to Sublandlord for notice purposes under this Sublease.
22.Waiver of Jury Trial and Right to Counterclaim. The parties hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matter arising out of or in any way connected with this Sublease, the relationship of Sublandlord and Subtenant, Subtenant’s use or occupancy of the Subleased Premises, any claim of injury or damage, or the enforcement of any remedy under any statute. If Sublandlord commences any summary proceeding for nonpayment of Rent required to be made under this Sublease, Subtenant will not interpose any counterclaim (except for mandatory or compulsory counterclaims) of any nature or description in any such proceeding.
23.No Waiver. The failure of Sublandlord to insist in any one or more cases upon the strict performance or observance of any obligation of Subtenant under this Sublease, or to exercise any right contained in this Sublease, shall not be construed as a waiver or relinquishment for the future of either any such obligation of Subtenant or any right of Sublandlord. Sublandlord’s receipt, and acceptance of performance, of any other obligation by Subtenant, with knowledge of Subtenant’s breach of any provision of this Sublease, shall not be deemed a waiver of such breach. No waiver by Sublandlord of any term, covenant or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by Sublandlord.
24.Complete Agreement. There is no representation, agreement, arrangement or understanding, oral or written, between Sublandlord and Subtenant relating to the subject matter of this Sublease which is not fully expressed in this Sublease. This Sublease cannot be changed or terminated orally or in any manner other than by a written agreement executed by both parties.

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25.Successors and Assigns. The provisions of this Sublease, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. If Sublandlord assigns or transfers the leasehold estate under the Prime Lease, Sublandlord shall be entirely relieved and freed of all obligations under this Sublease.
26.Interpretation. Irrespective of the place of execution of performance, this Sublease shall be governed by and construed in accordance with the laws of California applicable to agreements made and to be wholly performed within such venue. If any provision of this Sublease, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be invalid or unenforceable, then the remainder of this Sublease, and the application of that provision to the other persons or circumstances, shall not be affected but rather shall be enforced to the extent permitted by law. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, it shall be deemed that such words or phrases were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party undertaking or making same (not dependent on any other provision of this Sublease unless otherwise expressly provided). All terms and words used in this Sublease, regardless of number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word “person” as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.
27.No Offer Until Delivery. This Sublease shall not become effective against the Sublandlord until Sublandlord: (i) receives a fully executed counterpart of this Sublease; (ii) has received the first monthly installment of Base Rent (and if one or more checks are delivered for any or all of such amounts, Sublandlord shall not be deemed to have received such amounts until the proceeds of such check(s) are collected in full by Sublandlord); and (iii) has received the fully executed brokerage agreements specified in Section 20 hereof.
28.Sublandlord Liability. Sublandlord shall not be liable to Subtenant for any: (a) damage to property resulting from any accident or occurrence in the parking area; (b) for loss or damage to any property by theft or otherwise; or (c) any injury or damage to persons or property resulting from any cause of whatsoever nature, unless (and only to the extent) caused by or due to the gross negligence or willful misconduct of Sublandlord.
29.Authority. Each party to this Sublease represents that it is authorized to execute and to deliver the same and perform its obligations as set forth herein.

[Signatures on the following page(s)]

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IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the Effective Date.

Sublandlord:

SIEMENS MEDICAL SOLUTIONS USA, INC.,
a Delaware corporation

By: /s/ Lisa Linnell
Name: Lisa Linnell
Title: Head’ SHS RE NAM

By: /s/ Donna Colona
Name: Donna Colona
Title: Head, SHS RE NAM FI LM

Subtenant:

KNIGHTSCOPE, INC.,
a Delaware corporation

By: /s/ William Santana Li
Name: William Santana Li
Title: Chairman and CEO

By: /s/ Apoorv Dwivedi
Name: Apoorv Dwivedi
Title: CFO

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EXHIBIT A

PRIME LEASE

21

LEASE

BETWEEN

305 N MATHILDA LLC

AND

SIEMENS MEDICAL SOLUTIONS USA, INC.

LEASE

THIS LEASE is made as of June 21, 2022 by and between 305 N MATHILDA LLC, a Delaware limited liability company, hereafter called “Landlord,” and SIEMENS MEDICAL SOLUTIONS USA, INC., a Delaware corporation, hereafter called “Tenant.”

ARTICLE 1BASIC LEASE PROVISIONS

Each reference in this Lease to the “Basic Lease Provisions” shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1.	Tenant’s Trade Name: Intentionally Omitted.
2.	Premises: 305 N. Mathilda Ave., Sunnyvale, CA 94085 (The Premises are more particularly described in Section 2.1.)

Address of Building: 305 N. Mathilda Ave., Sunnyvale, CA 94085

Project: 305 N. Mathilda Ave, Sunnyvale, CA 94085 (as shown on Exhibit Y to this Lease)

3.	Permitted Use: General office, research and development, testing, storage and other ancillary uses permitted by applicable laws, regulations and ordinances.
4.	Commencement Date: as defined in Section 3.1 of this Lease
5.	Lease Term: 89 months, plus such additional days as may be required to cause this Lease to expire on the final day of the calendar month.
6.	Basic Rent:
7.	Expense Recovery Period: Every twelve month period during the Term (or portion thereof during the first and last Lease years) ending June 30.
8.	Floor Area of Premises: approximately 33,355 rentable square feet

Floor Area of Building: approximately 33,355 rentable square feet

9.	Security Deposit: None.
10.

Broker(s): Irvine Management Company, CBRE/San Jose and Cushman & Wakefield/San Jose (collectively, “Landlord’s Broker”) is the agent of Landlord exclusively and Newmark Knight Frank/San Jose, Newmark Knight Frank/San Francisco, Newmark Knight Frank/ Dallas (collectively, “Tenant’s Broker”) is the agent of Tenant exclusively.

Parking: Tenant shall have exclusive rights for use of the parking areas of the Project, which currently contain 122 parking spaces in accordance with the provisions set forth in Exhibit F to this Lease.

11.	Address for Payments and Notices:
LANDLORD	TENANT
Payment Registration Address:	Notice Address:
Email tenantportal@irvinecompany.com to request an account for the Tenant Payment Portal.	SIEMENS MEDICAL SOLUTIONS USA, INC.
40 Liberty Boulevard
Malvern, PA 19355
Attn: Corporate Real Estate Dept.
Notice Address:	With a required copy to:
305 N. Mathilda LLC\	SIEMENS MEDICAL SOLUTIONS USA, INC.
5451 Great America Parkway, Suite 201	40 Liberty Boulevard
Santa Clara, CA 95054	Malvern, PA 19355
Attn:Property Manager	Attn: General Counsel - NAM

with a copy of notices to:

IRVINE MANAGEMENT COMPANY
550 Newport Center Drive
Newport Beach, CA 92660
Attn: Senior Vice President, Property Operations Office Properties

LIST OF LEASE EXHIBITS (All exhibits, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease):

Exhibit ADepiction of the Building and Premises

Exhibit BOperating Expenses

Exhibit CUtilities and Services

Exhibit DTenant’s Insurance

Exhibit ERules and Regulations

Exhibit FParking

Exhibit GAdditional Provisions

Exhibit G-1Preapproved Signage

Exhibit HLandlord’s Disclosures

Exhibit JSurvey Form

Exhibit KCommencement Memorandum

Exhibit LEnvironmental Addendum

Exhibit XWork Letter

Exhibit YProject Description

ARTICLE 2PREMISES
2.1LEASED PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the Premises shown in Exhibit A (the “Premises”), containing approximately the floor area set forth in Item 8 of the Basic Lease Provisions (the “Floor Area”). The Premises comprise the entire rentable area of the building identified in Item 2 of the Basic Lease Provisions (the “Building”), which Building and the land on which the Building and associate parking areas are situated constitutes the project described in Item 2 (the “Project”). Landlord and Tenant stipulate and agree that the Floor Area of Premises set forth in Item 8 of the Basic Lease Provisions is correct.
2.2CONDITION OF PREMISES. Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project or the suitability or fitness of either for any purpose, except as set forth in this Lease. Landlord shall deliver possession of the Premises to Tenant in the following condition (the “Delivery Condition”): (i) broom clean condition, free of all personal property, and (ii) with Landlord’s Work described in Exhibit X substantially complete to the extent necessary for Tenant to commence construction of the Tenant Improvements without material interference, (iii) free of Hazardous Materials, as defined below (including asbestos containing materials (ACM)) in violation of applicable laws in their then existing conditions, (iv) free from any and all third party occupants and tenants, and (v) with the exterior and the structural components of the Building, and path of travel to the Premises each in compliance with all applicable laws, including without limitation the Americans with Disabilities Act (“ADA”) to the extent necessary for Tenant to obtain a certificate of occupancy, temporary certificate of occupancy, or legal equivalent for the Permitted Use, assuming a typical density, following completion of Tenant’s construction of the Tenant Improvements. The term “Delivery Date” shall mean the date Landlord tenders possession of the Premises to Tenant in the Delivery Condition, which tender of possession shall be established by Landlord delivering the keys and written notice to Tenant (which notice shall be effected as required in Article 16 of the Lease). The Delivery Date shall be deemed to have occurred on the date that the Delivery Date would have occurred but for any delays caused by Tenant, Tenant’s contractors, subcontractors or other agents (“Tenant Delays”), provided in no event shall any Tenant Delay be deemed to commence pursuant hereto until 24 hours following Landlord’s written notice of such delay to Tenant specifying the action which Tenant is taking or failing to take and the manner in which such action or failure to act is causing delay. Within 60 days of the Delivery Date, Tenant may provide Landlord with a written punch list of items relating to Landlord’s Work and the Delivery Condition. Landlord shall diligently complete all punch list items of which it is notified as provided above. Without limiting the foregoing, Landlord’s Warranty obligations set forth below or any other remedy herein, in the Lease, at law or in equity, if Landlord fails to deliver the Premises in the Delivery Condition on the Delivery Date, (i) Landlord shall reimburse Tenant for any additional design and/or construction costs incurred by Tenant solely to the extent resulting from such failure and (ii) to the extent such failure prevents Tenant from commencing construction of or prolongs the construction period with respect to the Tenant Improvements, such failure shall constitute a Commencement Date Delay as provided in the Work Letter.
2.3LANDLORD WARRANTY. Landlord warrants to Tenant that the roof, plumbing, fire sprinkler system, lighting, heating, ventilation and air conditioning systems and electrical systems constructed as part of the Landlord’s Work (collectively, the “Base Building”) shall be in good operating condition on the Commencement Date and continuing until twelve (12) months after the substantial completion of the Landlord’s Work (the “Landlord’s Warranty Period”). If it is determined that the Base Building (or any portion thereof) was not in good working condition and repair as of the Commencement Date, Landlord shall not be liable to Tenant for any damages, but as Tenant’s sole remedy, Landlord shall, at Landlord’s sole cost and expense (which shall not be deemed a Project Cost), repair or replace any failed or inoperable portion of the Base Building during Landlord’s Warranty Period (“Landlord’s Warranty”), provided that the need to repair or replace was not caused by the misuse, misconduct, damage, destruction, omissions, and/or negligence (collectively, “Tenant Damage”) of Tenant, its contractors, subcontractors, agents or any other Tenant party, or by any modifications, Alterations or improvements (including the Tenant Improvements. Landlord’s Warranty shall not be deemed to require Landlord to replace any portion of the Base Building, as opposed to repair such portion of the Base Building, unless prudent commercial property management practices dictate replacement rather than repair of the item in question. To the extent repairs which Landlord is required to make pursuant to Landlord’s Warranty are necessitated in part by Tenant Damage, then Tenant shall reimburse Landlord for an equitable proportion of the cost of such repair.
ARTICLE 3TERM
3.1GENERAL. The term of this Lease (“Term”) shall be for the period shown in Item 5 of the Basic Lease Provisions. The Term shall commence (“Commencement Date”) on the later of (i) February 1, 2023, or such earlier date as Tenant commences to conduct normal business operation from the Premises, or (ii) six (6) months following the Delivery Date, subject to Commencement Date Delays. Following the Commencement Date and once the relevant dates have been established, the parties shall memorialize, in substantially the form of Exhibit K (the “Commencement Memorandum”) the actual Commencement Date and the expiration date (“Expiration Date”) of this Lease; should Tenant fail to execute and return the Commencement Memorandum to Landlord within 15 business days following Tenant’s receipt thereof (or provide specific written objections thereto within that period), then Landlord’s determination of the Commencement and Expiration Dates as set forth in the Commencement Memorandum shall be conclusive.
3.2POSSESSION. If the Delivery Date has not occurred (or been deemed to occur) for any reason other than Tenant Delay or as a result of Force Majeure Delay (as defined in Exhibit X), on or before October 1, 2022, then Tenant will receive a credit equal to one day’s Basic Rent for each day of delay thereafter until the Delivery Date. If such delay extends for ninety (90) additional days for any reason other than Tenant Delay, Tenant shall have the right, in its sole discretion, to terminate this Lease, and upon such termination, Landlord and Tenant shall each be relieved of their respective obligations under this Lease, except for those obligations which expressly survive the expiration or earlier termination of this Lease. Such termination shall be effective thirty (30) days following Landlord’s receipt of written notice from Tenant pursuant to which Tenant elects to terminate this Lease (the “Delivery Termination Notice”); provided that, if the Delivery Date occurs prior to the effectiveness of the Delivery Termination Notice, then such Delivery Termination Notice shall be of no force or effect. Tenant’s right to terminate this Lease as provided for herein, shall be Tenant’s sole and exclusive remedy if Landlord has not delivered the Premises to Tenant by any particular date. Tenant’s access to and use of the Premises prior to the Commencement Date shall be subject to all of the terms and obligations of this Lease, including the indemnity provisions herein, except that Tenant shall not be required to pay any Basic Rent or Tenant’s Share of Operating Expenses during that period.
ARTICLE 4RENT AND OPERATING EXPENSES
4.1BASIC RENT. From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset Basic Rent for the Premises in the total amount shown for the relevant time period in Item 6 of the Basic Lease Provisions (the “Basic Rent”). If the Commencement Date is other than the first day of a calendar month, any rental adjustment shown in Item 6 shall be deemed to occur on the first day of the next calendar month following the specified anniversary of the Commencement Date. The Basic Rent shall be due and payable in advance commencing on the Commencement Date and continuing thereafter on the first day of each successive calendar month of the Term, as prorated for any partial month. No demand, notice or invoice shall be required.
4.2OPERATING EXPENSES. Tenant shall pay Tenant’s Share of Operating Expenses in accordance with Exhibit B of this Lease.
4.3SECURITY DEPOSIT. None.
ARTICLE 5USES
5.1USE. Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions and for no other use whatsoever. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; or (iii) schools, temporary employment agencies or other training facilities which are not ancillary to corporate, executive or professional office use. Tenant shall not use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises or the Project. Tenant shall comply at its expense with all present and future laws, ordinances and requirements of all governmental authorities that pertain to Tenant’s use of the Premises, and with all government-mandated energy usage reporting requirements of Landlord. Subject to compliance with applicable laws, and except when and where Tenant’s right of access is specifically restricted or limited in this Lease, Tenant and its occupants shall have the right of access to the Premises and Project twenty-four (24) hours a day, seven (7) days a week during the Term. Pursuant to California Civil Code§ 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code§ 55.52(a)(3)). Pursuant to Section 1938 of the California Civil Code, Landlord hereby provides the following notification to Tenant: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction related accessibility standards within the premises.”
5.2SIGNS. Except for Tenant’s exterior signage rights under Exhibit G (“Exterior Signage”) and Tenant’s rights to suite signage identifying Tenant’s name and/or logo, Tenant shall have no right to maintain exterior signs in any location in, on or about the Premises, the Building or the Project and shall not place or erect any signs that are visible from the exterior of the Building. Tenant, at Tenant’s sole cost and expense, may install any signage within the interior of the Premises that is not visible from the exterior of the Building. The term “sign” as used in this Section shall include all signs, designs, monuments, displays, advertising materials, logos, banners, projected images, pennants, decals, pictures, notices, lettering, numerals or graphics.
5.3EXTERNAL APPEARANCE. Because of the visibility of the Premises to pedestrians in and around the Building, Tenant shall at all times maintain same in a visually professional manner. Landlord may from time to time photograph the Building from any exterior areas of the Project to memorialize the external appearance of the Building. Except for the Exterior Signage, signs, banners, streamers, advertising decals, balloons, card tables, statues, inflatable figures and similar items in the Premises shall not be visible from the exterior of the Premises, nor shall Tenant place any items on the exterior walls or doors of the Premises.
5.4HAZARDOUS MATERIALS.

This Section 5.4 shall be subject to the terms and conditions of the Environmental Addendum attached hereto as Exhibit L.

(a)For purposes of this Lease, the following definitions shall apply: “Hazardous Material(s)” shall mean any solid, liquid or gaseous substance or material that is described or characterized as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any substance or material that could be injurious to the environment, natural resources, public health or welfare, or words of similar import, in any of the “Environmental Laws,” as that term is defined below, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, nuclear or radioactive matter, medical waste, soot, vapors, fumes, acids, alkalis, chemicals, microbial matters (such as molds, fungi or other bacterial matters), biological agents and chemicals which may cause adverse health effects, including but not limited to, cancers and /or toxicity. For purposes of this Lease, “Environmental Laws” means all applicable present and future laws relating to the protection of human health, safety, wildlife or the environment, including, without limitation, (i) all requirements pertaining to reporting, licensing, permitting, investigation and/or remediation of emissions, discharges, Releases, or threatened Releases of Hazardous Materials, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials; and (ii) all requirements pertaining to the health and safety of employees or the public. Environmental Laws include, but are not limited to, the Comprehensive Environmental

Response, Compensation and Liability Act of 1980, 42 USC§ 9601, et seq., the Hazardous Materials Transportation Authorization Act of 1994, 49 USC§ 5101, et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, and Hazardous and Solid Waste Amendments of 1984, 42 USC § 6901, et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC § 1251, et seq., the Clean Air Act of 1966, 42 USC§ 7401, et seq., the Toxic Substances Control Act of 1976, 15 USC§ 2601, et seq., the Safe Drinking Water Act of 1974, 42 USC§§ 300f through 300j, the Occupational Safety and Health Act of 1970, as amended, 29 USC § 651 et seq., the Oil Pollution Act of 1990, 33 USC § 2701 et seq., the Emergency Planning and Community Right-To-Know Act of 1986, 42 USC§ 11001 et seq., the National Environmental Policy Act of 1969, 42 USC § 4321 et seq., the Federal Insecticide, Fungicide and Rodenticide Act of 1947, 7 USC§ 136 et seq., California Carpenter Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code§§ 25300 et seq., Hazardous Materials Release Response Plans and Inventory Act, California Health & Safety Code, §§ 25500 et seq., Underground Storage of Hazardous Substances provisions, California Health & Safety Code,§§ 25280 et seq., California Hazardous Waste Control Law, California Health & Safety Code,§§ 25100 et seq., and any other state or local law counterparts, as amended, as such applicable Laws, are in effect as of the Lease Commencement Date, or thereafter adopted, published, or promulgated. “Release” or “Released” or “Releases” shall mean any release, deposit, discharge, emission, leaking, spilling, overflowing, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Materials into the environment. “Environmental Permits” means, collectively, any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to, or in order to comply with any Environmental Law. “Any permit or written approval issued by state, federal local or any other government authority, pursuant to any Environmental Law and related to the Premises or the use, operation or development of the Premises or activities conducted at or from the Premises by Lessee or Lessee’s employees, agents, or contractors, providing an allowance, endorsement, approval, authorization, consent, license or permission.” “Environmental Activity” means any storage, installation, existence, Release, threatened Release, generation, abatement, removal, disposal, handling or transportation from, under, into or on the Project of any Hazardous Material, and any activity or operation involving Hazardous Material.
(b)Tenant will (i) obtain and maintain in full force and effect any Environmental Permits that are required from time to time under any Environmental Laws applicable to Tenant’s use of the Premises, and (ii) be and remain in compliance with all terms and conditions of all such Environmental Permits and with all other Environmental Laws pertaining to Tenant’s use of the Premises. Tenant agrees that except for those chemicals or materials, and their respective quantities, specifically listed on the Survey Form (as defined below), as may be updated from time to time, neither Tenant nor any of Tenant’s Agents will produce, use, store or generate any Hazardous Materials, on, under, from or about the Project, nor cause or permit any Hazardous Material to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, used or Released, on, in, under or about the Project. Notwithstanding anything to the contrary, in no event shall Tenant generate, produce, bring upon, use, store, generate or treat any infectious biological micro-organisms or any other Hazardous Materials in the Premises with a risk category above the level of Biosafety Level 2 as established and described by the Department of Health and Human Services Publication Biosafety in Microbiological and Biomedical Laboratories (Sixth Edition) (as it may be further revised, the “BMBL”) or such nationally recognized new or replacement standards as may be reasonably selected by Landlord, In all events, Tenant shall comply with all applicable provisions of the BMBL applicable to Tenant’s use of the Premises. Tenant shall not discharge or permit the discharge of any Hazardous Materials into or through the sanitary sewer systems serving the Premises except in accordance with applicable Environmental Laws, prudent environmental practice and (with respect to medical waste and so-called “biohazard” materials) good scientific and medical practice. Notwithstanding the foregoing, Tenant shall have the right, without obtaining prior written consent of Landlord, to utilize within the Premises a reasonable quantity of standard office products that may contain Hazardous Materials (such as photocopy toner, “White Out”, and the like). provided however, that (i) Tenant shall maintain such products in their original retail packaging, shall follow all instructions on such packaging with respect to the storage, use and disposal of such products, and shall otherwise comply with all applicable laws with respect to such products, and (ii) all of the other terms and provisions of this Section 5.4 shall apply with respect to Tenant’s storage, use and disposal of all such products.
(c)Prior to or promptly following the full execution of this Lease, Tenant shall complete, execute and deliver to Landlord a Hazardous Material Survey Form (the “Survey Form”) in the form of Exhibit J attached hereto. The completed Survey Form shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. If any information provided to Landlord by Tenant on the Survey Form, or otherwise relating to information concerning Hazardous Materials is false, incomplete, or misleading in any material respect, the same shall be deemed a default by Tenant under this Lease, provided that Tenant is given notice and a reasonable opportunity to cure (not to exceed 15 business days). Tenant shall deliver to Landlord an updated Survey Form at least once a year upon Landlord’s written request. In addition, except as otherwise set forth in the Environment Addendum, to the extent Tenant utilizes Hazardous Materials upon the Premises, Tenant shall promptly provide Landlord with complete and legible copies of all the following environmental documents relating thereto: reports filed pursuant to any self-reporting requirements; permit applications, permits, monitoring reports, emergency response or action plans, workplace exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents (even those which may be characterized as confidential provided that Landlord signs a commercially reasonable non-disclosure agreement) relating to water discharges, air pollution, waste generation or disposal, and underground storage tanks for Hazardous Materials; orders, reports, notices, listings and correspondence (even those which may be considered confidential provided that Landlord signs a commercially reasonable non-disclosure agreement) of or concerning the release, investigation, compliance, cleanup, remedial and corrective actions, and abatement of Hazardous Materials; and all complaints, pleadings and other legal documents filed by or against Tenant related to Tenant’s storage, generation, use, release and/or disposal of Hazardous Materials.
(d)Landlord and its agents shall have the right, but not the obligation, to inspect, sample and/or monitor the Premises and/or the soil or groundwater thereunder at any time to determine whether Tenant is complying with the terms of this Section 5.4, and in connection therewith Tenant shall provide Landlord with reasonable access to all facilities related thereto, subject to the terms of Section 7.5 below. If Tenant is conclusively proven by Landlord with clear and convincing evidence, and found not to be in compliance with any of the provisions of this Section 5.4, or in the event of a release of any Hazardous Material on, under, from or about the

Premises caused by Tenant, its agents, employees, contractors, licensees, subtenants or invitees, Landlord and its agents shall have the right, but not the obligation, without limitation upon any of Landlord’s other rights and remedies under this Lease, but subject to Tenant’s reasonable notice and cure period hereunder, to enter upon the Premises and to discharge Tenant’s obligations under this Section 5.4 at Tenant’s expense, including without limitation the taking of emergency or long-term remedial action. Landlord and its agents shall endeavor to minimize interference with Tenant’s business in connection therewith.
(e)If the presence of any Hazardous Materials on, under, from or about the Premises or the Project conclusively proven by Landlord with clear and convincing evidence to be caused by Tenant or its agents, employees, contractors, licensees, subtenants or invitees results in (i) injury to any person, (ii) injury to or any contamination of the Premises or the Project, or (iii) injury to or contamination of any real or personal property wherever situated, Tenant, at its expense, shall promptly take all actions necessary to return the Premises and the Project to the condition existing prior to the introduction of such Hazardous Materials (but only to a condition that permits the continued use of the Premises, Project or Building for the current commercial use subject to institutional or engineering controls) and to remedy or repair any such injury or contamination, including without limitation, any cleanup, remediation, removal, disposal, neutralization or other treatment of any such Hazardous Materials as required by Environmental Law. Notwithstanding the foregoing, Tenant shall not, without Landlord’s prior written consent, which consent may be given or withheld in Landlord’s reasonable discretion, take any remedial action in response to the presence of any Hazardous Materials on, under, from or about the Premises or the Project or enter into any similar agreement, consent, decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided however, Landlord’s prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under, from or about the Premises or the Project (i) imposes an immediate threat to the health, safety or welfare of any individual and (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord’s consent before taking such action. To the fullest extent permitted by law, Tenant shall indemnify, hold harmless, protect and defend (with attorneys reasonably acceptable to Landlord) Landlord and any successors to all or any portion of Landlord’s interest in the Premises and the Project from and against any and all liabilities, losses, damages, diminution in value, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including without limitation reasonable attorneys’ fees, court costs and other professional expenses), whether foreseeable or unforeseeable, to the extent arising directly or indirectly out of the release or on-site disposal of Hazardous Materials on, into, from, under or about the Premises, the Building or the Project caused by Tenant, its agents, employees, contractors, licensees, subtenants or invitees. Such indemnity obligation shall specifically include, without limitation, the cost of any required or necessary repair, restoration, cleanup or detoxification of the Premises, the Building and the Project (but only to a condition that permits the continued use of the Premises, Project or Building for the current commercial use subject to institutional or engineering controls), the preparation of any closure or other required plans, whether such action is required or necessary during the Term or after the expiration of this Lease and any loss of rental due to the inability to lease the Premises or any portion of the Building or Project as a result of such Hazardous Materials, the remediation thereof or any repair, restoration or cleanup related thereto. If it is at any time conclusively proven by Landlord with clear and convincing evidence that Tenant or its agents, employees, contractors, licensees, subtenants or invitees have caused the release of any Hazardous Materials on, under, from or about the Premises, the Building or the Project, Tenant shall, at Landlord’s request, immediately prepare and submit to Landlord a comprehensive plan, subject to Landlord’s reasonable approval, specifying the actions to be taken by Tenant to return the Premises, the Building or the Project to the condition existing prior to the introduction of such Hazardous Materials but only to a condition that permits the continued use of the Premises, Project or Building for the current commercial use subject to institutional or engineering controls. Upon Landlord’s approval of such plan, Tenant shall, at its expense, and without limitation of any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to mitigate, cleanup, remediate and/or remove all such Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease. The provisions of this Section 5.4(e) and the Environmental Addendum shall expressly survive the expiration or sooner termination of this Lease.
(f)Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, certain facts relating to Hazardous Materials at the Project known by Landlord to exist as of the date of this Lease, as more particularly described in the environmental reports (“Landlord’s Disclosures”) described in Exhibit H attached hereto and the Environmental Addendum. Tenant agrees to notify its agents, employees, contractors, licensees, subtenants, and invitees of any exposure or potential exposure to Hazardous Materials at the Premises that Landlord brings to Tenant’s attention. Tenant hereby acknowledges that this disclosure satisfies any obligation of Landlord to Tenant pursuant to California Health & Safety Code Section 25359.7, or any amendment or substitute thereto or any other governmentally-mandated disclosure obligations of Landlord.
ARTICLE 6LANDLORD SERVICES
6.1UTILITIES AND SERVICES. Landlord agrees that, as of the Delivery Date, the Premises will have access to, and connections for the following utilities; electricity; hot and cold water; gas; sanitary sewer service; and HVAC service consistent with the scope of Landlord’s Work set forth in Schedule 1 of Exhibit X. Landlord and Tenant shall be responsible to furnish those utilities and services to the Premises to the extent provided herein and in Exhibit C, subject to the conditions and payment obligations and standards set forth in this Lease. Except as otherwise set forth in this Lease, Landlord shall not be liable for any failure to furnish any services or utilities required to be furnished by Landlord under this Lease when the failure is the result of any accident or other cause beyond Landlord’s reasonable control, nor shall Landlord be liable for damages resulting from power surges or any breakdown in telecommunications facilities or services.

Except as otherwise provided herein, Landlord’s temporary inability to furnish any services or utilities required to be furnished by Landlord under this Lease shall not entitle Tenant to any damages, relieve Tenant of the obligation to pay rent or constitute a constructive or other eviction of Tenant, except that Landlord shall diligently attempt to restore the service or utility promptly. Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the provision of services and utilities, and shall cooperate with all reasonable conservation practices established by Landlord. Landlord shall at all reasonable times have free access to all electrical and mechanical installations of Landlord, subject to Landlord’s access and entry requirements under this Lease.

Notwithstanding any language to the contrary, if (i) (A) Landlord enters the Premises pursuant to Section 7.5 below, (B) Landlord performs any construction or demolition work on or about the Project, (C) Landlord fails to provide any services required of Landlord under this Lease, (D) Landlord fails to perform any of Landlord’s repair obligations required under this Lease, and/or (E) an interruption or cessation in the provision of electricity or other utilities or services to the Premises results from the negligence or acts or omissions of Landlord or Landlord’s agents, employees or contractors, (ii) the same causes all or a material portion of the Premises to be untenantable by Tenant and Tenant actually ceases to use all or such material portion of the Premises, and (iii) such failure is reasonably within Landlord’s ability to cure, then in order to be entitled to receive the benefits of this Section 6.1, Tenant must give Landlord notice (the “Initial Abatement Notice”), specifying such circumstances described above (the “Abatement Event”). If Landlord has not commenced to cure such Abatement Event within three (3) business days after the receipt of the Initial Abatement Notice and is not otherwise excused from such performance by this Lease, then prior to any abatement, Tenant must deliver an additional notice to Landlord (the “Additional Abatement Notice”), specifying such Abatement Event and Tenant’s intention to abate the payment of Rent under this Lease. If Landlord does not commence to cure such Abatement Event within three (3) business days of receipt of the Additional Abatement Notice and thereafter diligently pursue the cure to completion, Tenant may, upon written notice to Landlord, immediately abate Basic Rent and Tenant’s Share of Operating Expenses payable under this Lease for that portion of the Premises rendered untenantable and not actually used by Tenant, for the period beginning on the date that is three (3) business days prior to delivery of the Additional Abatement Notice to the earlier of the date Landlord cures such Abatement Event or the date Tenant recommences the use of such portion of the Premises. Such right to abate Rent shall be a Tenant remedy for an Abatement Event, provided Tenant shall continue to have the right to claim a Landlord default for any Abatement Event and pursue remedies for such default under this Lease. In addition, if Landlord has not cured any such Abatement Event within one hundred fifty (150) days after the Landlord’s receipt of written notice of the Abatement Event from Tenant, Tenant shall additionally have the right to terminate this Lease upon written notice to Landlord until such time as Landlord shall have cured the Abatement Event. Except as otherwise provided in this Lease, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

6.2INTENTIONALLY DELETED.
6.3INTENTIONALLY DELETED.
6.4CHANGES AND ADDITIONS BY LANDLORD. Landlord reserves the right to make necessary alterations or additions to the Building or the Project or to the attendant fixtures, equipment and parking areas and structures, driveways, sidewalks, landscaped and planted areas, and such change shall not entitle Tenant to any abatement of rent or other claim against Landlord, provided that no such change (i) materially interferes with Tenant’s business operations, (ii) materially diminishes or deprives Tenant of reasonable access to, parking for, or use of the Premises, or (iii) results in a loss of parking spaces available to Tenant on the Project.

ARTICLE 7REPAIRS AND MAINTENANCE
7.1TENANT’S MAINTENANCE AND REPAIR. Subject to Articles 11 and 12 and Section 7.2 below, Tenant at its sole expense shall make all repairs necessary to keep the Premises (excluding the structural and systems of the Building and other items that are Landlord’s obligation pursuant to Section 7.2 below) and all improvements and fixtures therein in good condition and repair, reasonable wear and tear excepted. Tenant’s maintenance obligation shall include without limitation all appliances, interior glass, doors, door closures, hardware, fixtures, electrical, plumbing, fire extinguisher equipment and other equipment installed in the Premises and all Alterations constructed by Tenant pursuant to Section 7.3 below, together with any supplemental HVAC equipment servicing only the Premises. All repairs and other work performed by Tenant or its contractors shall be subject to the terms of Sections 7.3 and 7.4 below as applicable. Alternatively, should Landlord or its management agent agree to make a repair on behalf of Tenant and at Tenant’s request, Tenant shall promptly reimburse Landlord as additional rent for all actual reasonable costs incurred (including the standard supervision fee) within 30 days of submission of an invoice and reasonable supporting documentation.
7.2LANDLORD’S MAINTENANCE AND REPAIR. Subject to Articles 11 and 12, Landlord shall provide service, maintenance, repair and replacement with respect to the heating, ventilating and air conditioning (“HVAC”) equipment of the Building (exclusive of any supplemental HVAC equipment servicing only the Premises) and shall maintain in good repair the parking areas and structures, driveways, sidewalks, landscaped and planted areas, roof, roof membrane, foundations, footings, the exterior surfaces of the exterior walls of the Building (including exterior glass), and the structural, electrical, mechanical and plumbing systems and elements of the Building (including elevators, if any, serving the Building). Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section 7.2 shall limit Landlord’s right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease, subject to Landlord’s Warranty and the exclusions from Operating Expenses listed under Exhibit B. Notwithstanding any provision of the California Civil Code or any similar or successor statute to the contrary, but subject to Tenant’s rights under Section 14.5 below, Tenant understands that it shall not make repairs at Landlord’s expense or by rental offset.

Except as otherwise provided in this Lease, including Section 6.1 above and Section 11.1 and Article 12 below, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall not materially and adversely interfere with the conduct of Tenant’s business in the Premises. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor statutes now or hereafter in effect.

7.3ALTERATIONS. Tenant shall make no alterations, additions, decorations, or improvements (collectively referred to as “Alterations”) to the Premises without the prior written consent of Landlord. Landlord’s consent shall not be unreasonably withheld, conditioned or delayed as long as the proposed Alterations do not affect the structural, electrical or mechanical components or systems of the Building, and are not visible from the exterior of the Premises (“Standard Improvements”). Landlord may impose, as a condition to its consent, any reasonable requirements that Landlord in its reasonable discretion may deem reasonable or desirable, provided that such requirements shall not materially increase the cost or unreasonably delay the completion of such Alterations. Without limiting the generality of the foregoing, Tenant shall use licensed and reputable mechanical and electrical contractors reasonably approved by Landlord for all Alterations work affecting the mechanical or electrical systems of the Building. Should Tenant perform any Alterations work that would require under applicable laws any ancillary Building modification or other expenditure by Landlord, then Tenant shall promptly fund the cost thereof to Landlord. Tenant shall obtain all required permits for the Alterations and shall perform the work in compliance with all applicable laws, regulations and ordinances with contractors reasonably acceptable to Landlord, and with respect to any Alterations that require a building permit, Landlord shall be entitled to charge a supervision fee in the amount of 2% of the hard costs of such Alterations. Any request for Landlord’s consent shall be made in writing and, if applicable, shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord. Landlord may elect to cause its architect to review Tenant’s architectural plans, and the reasonable, out-of-pocket cost of that review shall be reimbursed by Tenant. Should the Alterations proposed by Tenant and consented to by Landlord change the floor plan of the Premises, then Tenant shall, at its expense, furnish Landlord with as-built drawings and CAD disks. Alterations shall be constructed in a good and workmanlike manner using building standard materials or other materials reasonably approved by Landlord. Unless Landlord otherwise agrees in writing, all Alterations permanently affixed to the Premises, but excluding Tenant’s equipment, trade fixtures, personal property and furniture, shall become the property of Landlord at the end of the Term. Such Alterations shall be surrendered with the Premises at the end of the Term, unless Landlord, by notice to Tenant in accordance with the terms below, requires Tenant to remove by the Expiration Date, or sooner termination date of this Lease, any such Alterations (including without limitation all telephone and data cabling) installed either by Tenant or by Landlord at Tenant’s request (collectively, the “Required Removables”). Landlord, at the time Tenant requests approval for a proposed Alteration, shall in writing advise Tenant whether the Alteration or any portion thereof, is a Required Removable. If Landlord fails to specify any Required Removables concurrently with Landlord’s consent to the Alterations, no such Alterations, other than Mandatory Removables (defined below), shall be deemed Required Removables, and Tenant shall have no removal or restoration obligation with respect thereto at the end of the Term. “Mandatory Removables” means: (i) all telephone and data cabling installed by or on behalf of Tenant, (ii) any other items, improvements or fixtures which Tenant is expressly required to remove pursuant to the terms of this Lease, (ii) portions of Alterations or signage incorporating Tenant’s name or logo, (iv) any Alterations not installed in compliance with applicable laws. In connection with its removal of Required Removables and Mandatory Removables, Tenant shall repair any damage to the Premises arising from that removal and shall restore the affected area to its pre-existing condition, reasonable wear and tear excepted. Notwithstanding any language to the contrary, Tenant has no removal or restoration obligations whatsoever with respect to the Landlord’s Work, and Tenant’s removal and restoration obligations for the initial Tenant Improvements are described on Schedule 2 to Exhibit X.
7.4MECHANIC’S LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Upon request by Landlord, Tenant shall promptly cause any such lien to be released by posting a bond in accordance with California Civil Code Section 8424 or any successor statute. In the event that Tenant shall not, within 30 days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien. All expenses so incurred by Landlord, including Landlord’s attorneys’ fees, shall be reimbursed by Tenant promptly following Landlord’s demand, together with interest to the extent set forth in Section 14.3 of this Lease. Tenant shall give Landlord no less than 15 days’ prior notice in writing before commencing construction of any kind on the Premises.
7.5ENTRY AND INSPECTION. Landlord shall at all reasonable times upon not less than 24 hours’ prior notice to Tenant (except in the event of an emergency, in which event no prior notice is required), have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to make repairs and renovations as reasonably deemed necessary by Landlord, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the final twelve months of the Term or when an uncured Default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease. In connection with any entry by Landlord, Landlord’s representatives, or any other party at Landlord’s direction or otherwise by or through Landlord: (i) Tenant shall have the right to reasonably designate certain secure areas that will be off-limits to entry (and Tenant hereby designates as off-limits all safes and files marked as “confidential” within the Premises), (ii) Tenant shall have the right to deny access to the Premises to third parties if Tenant determines in its sole discretion that allowing such third party potential exposure to Tenant’s proprietary and confidential information within the Premises would be detrimental to Tenant’s business interests, and (iii) except in an emergency where necessary to prevent imminent injury to persons or damage to property (an “Emergency Event”) or as required to comply with applicable law, Landlord and any other party shall enter the Premises only when accompanied by a representative of Tenant and only in compliance with Tenant’s commercially reasonable security programs and confidentiality requirements and such other reasonable rules and regulations as Tenant may reasonably impose in relation to its use of the Premises or in relation to any permits or licenses. Notwithstanding the foregoing, no prior notice or accompanying Tenant representative is required for routine services to be provided by Landlord under this Lease. Except in emergencies or to provide regularly scheduled Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises.
ARTICLE 8SPACE PLANNING AND SUBSTITUTION

[Intentionally omitted]

ARTICLE 9ASSIGNMENT AND SUBLETTING
9.1RIGHTS OF PARTIES.
(a)Except as otherwise specifically provided in this Article 9, Tenant may not, either voluntarily or by operation of law, assign, sublet, encumber, or otherwise transfer all or any part of Tenant’s interest in this Lease, or permit the Premises to be occupied by anyone other than

Tenant (each, a “Transfer’’), without Landlord’s prior written consent, which consent shall not unreasonably be withheld in accordance with the provisions of Section 9.1(b). For purposes of this Lease, references to any subletting, sublease or variation thereof shall be deemed to apply not only to a sublease effected directly by Tenant, but also to a sub-subletting or an assignment of subtenancy by a subtenant at any level. Except as otherwise specifically provided in this Article 9, no Transfer (whether voluntary, involuntary or by operation of law) shall be valid or effective without Landlord’s prior written consent and, at Landlord’s election, such a Transfer shall constitute a material default of this Lease.
(b)Except as otherwise specifically provided in this Article 9, if Tenant or any subtenant hereunder desires to transfer an interest in this Lease, Tenant shall first notify Landlord in writing and shall request Landlord’s consent thereto. Tenant shall also submit to Landlord in writing: (i) the name and address of the proposed transferee; (ii) the nature of any proposed subtenant’s or assignee’s business to be carried on in the Premises; (iii) the terms and provisions of any proposed sublease or assignment (including without limitation the rent and other economic provisions, term, improvement obligations and commencement date); (iv) evidence that the proposed assignee or subtenant will comply with the requirements of Exhibit D to this Lease; and (v) any other information requested by Landlord and reasonably related to the Transfer. Landlord shall not unreasonably withhold its consent, provided: (1) the use of the Premises will be consistent with the provisions of this Lease; (2) any proposed subtenant or assignee demonstrates that it is financially responsible by submission to Landlord of all reasonable information as Landlord may request concerning the proposed subtenant or assignee, including, but not limited to, a balance sheet of the proposed subtenant or assignee as of a date within 90 days of the request for Landlord’s consent and statements of income or profit and loss of the proposed subtenant or assignee for the two-year period preceding the request for Landlord’s consent; (3) the proposed assignee or subtenant is neither an existing tenant or occupant of the Building or Project nor a prospective tenant with whom Landlord or Landlord’s affiliate has been actively negotiating to become a tenant at the Building or Project; and (4) the proposed transferee is not an SON (as defined below) and will not impose additional burdens or security risks on Landlord. If Landlord consents to the proposed Transfer, then the Transfer may be effected within 90 days after the date of the consent upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord’s consent as set forth in this Section 9.1(b). Landlord shall approve or disapprove any requested Transfer within 30 days following receipt of Tenant’s written notice and the information set forth above. Except in connection with a Permitted Transfer (as defined below), if Landlord approves the Transfer Tenant shall pay a transfer fee of $1,000.00 promptly upon Landlord’s execution of a Transfer consent prepared by Landlord.
(c)Notwithstanding the provisions of Subsection (b) above, and except in connection with a Permitted Transfer (as defined below), in lieu of consenting to a proposed assignment or subletting of all of the Premises for all or substantially all of the remaining Term, Landlord may elect to terminate this Lease, such termination to be effective on the date that the proposed sublease or assignment would have commenced. Landlord may thereafter, at its option, assign or re-let any space so recaptured to any third party, including without limitation the proposed transferee identified by Tenant.
(d)Should any Transfer occur, Tenant shall, except in connection with a Permitted Transfer, promptly pay or cause to be paid to Landlord, as additional rent, 50% of any amounts paid by the assignee or subtenant, however described and whether funded during or after the Lease Term, to the extent such amounts are in excess of the sum of (i) the scheduled Basic Rent payable by Tenant hereunder (or, in the event of a subletting of only a portion of the Premises, the Basic Rent allocable to such portion as reasonably determined by Landlord) and (ii) the direct out-of-pocket costs, as evidenced by third party invoices provided to Landlord, incurred by Tenant to effect the Transfer, which costs shall be amortized over the remaining Term of this Lease or, if shorter, over the term of the sublease. For purposes herein, such transfer costs shall include all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer, including brokerage fees, legal fees, construction costs, and Landlord’s review fee.
(e)Notwithstanding any language in the Lease to the contrary, Tenant shall have the right, without Landlord’s consent, to assign this Lease or sublet all or any portion of the Premises to (i) a subsidiary, parent, or affiliate of Tenant (i.e., an entity controlled by, controlling or under common control with Tenant, an “Affiliate”), (ii) an entity which will have succeeded to all or substantially all of the assets of Tenant by merger or consolidation, or (iii) any person or entity to which all or substantially all of the assets of Tenant will have been sold (each, a “Permitted Transfer” or “Permitted Transferee”), provided that all of the following conditions are satisfied: (a) Tenant is not then in Default hereunder; (b) Tenant gives Landlord written notice prior to such Permitted Transfer; and (c) if Tenant ceases to exist as a going concern as a result of any Permitted Transfer, the resulting successor entity has the ability to perform the financial obligations under this Lease and cannot be subterfuge by Tenant to avoid its obligations under this Lease.
(f)Furthermore, Landlord acknowledges and agrees that the Premises may be occupied by one or more Affiliates pursuant to occupancy agreement(s) or license agreements entered into by Tenant and such Affiliate, and Landlord agrees that the execution of any such agreement(s) will not be deemed to be an assignment of this Lease or sublease of the Premises under the terms of the Lease. Each such permitted occupant shall be deemed an invitee of Tenant, and Tenant shall be fully and primarily liable for all acts and omissions of such permitted occupant as fully and completely as if such permitted occupant was an employee of Tenant. However, in no event shall the occupancy of any portion of the Premises by any permitted occupant be deemed to create a landlord/tenant relationship between Landlord and such permitted occupant or be deemed to vest in permitted occupant any right or interest in the Premises or this Lease, and, in all instances, Tenant shall be considered the sole tenant under the Lease notwithstanding the occupancy of any portion of the Premises by any permitted occupant.
9.2EFFECT OF TRANSFER. Except as provided herein, no subletting or assignment, even with the consent of Landlord, shall relieve Tenant, or any successor-in-interest to Tenant hereunder, of its obligation to pay rent and to perform all its other obligations under this Lease. Notwithstanding the foregoing, provided that Tenant is not then in Default, an assignment of this Lease by Tenant, with the consent of Landlord, or without the consent of Landlord pursuant to a Permitted Transfer, shall relieve Tenant of any further obligations or liabilities under this Lease accruing after the effective date of such assignment, including the obligation to pay Rent, provided that such assignee, at the time of such transfer, has a tangible net worth equal to or greater than Seven Hundred Fifty Million Dollars ($750,000,000), as evidenced by evidence certified by a reputable CPA firm. Each assignee, other than Landlord, shall be deemed to assume all obligations of Tenant under this Lease. In the event that Tenant is not released from any further obligations or liabilities pursuant to the foregoing, then each assignee shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant’s obligations, under this Lease and such joint and several liability shall not be discharged or impaired by any subsequent modification or extension of this Lease. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease.
9.3SUBLEASE REQUIREMENTS. Any sublease, license, concession or other occupancy agreement entered into by Tenant shall be subordinate and subject to the provisions of this Lease, and if this Lease is terminated during the term of any such agreement, Landlord shall have the right to: (i) treat such agreement as cancelled and repossess the subject space by any lawful means, or (ii) except with respect to any Affiliates of Tenant or Permitted Transfers, require that such transferee attorn to and recognize Landlord as its landlord (or licensor, as applicable) under such agreement. Landlord shall not, by reason of such attornment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant’s obligations under the sublease. If Tenant is in Default (hereinafter defined), Landlord is irrevocably authorized to direct any transferee under any such agreement to make all payments under such agreement directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such Default is cured. No collection or acceptance of rent by Landlord from any transferee shall be deemed a waiver of any provision of Article 9 of this Lease, an approval of any transferee, or a release of Tenant from any obligation under this Lease, whenever accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person.
ARTICLE 10INSURANCE AND INDEMNITY
10.1TENANT’S INSURANCE. Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D. Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.
10.2LANDLORD’S INSURANCE. Landlord shall provide the following types of insurance, with or without deductible and in amounts and coverages as may be determined by Landlord in its reasonable discretion, the costs of which will be included in the Project Costs in accordance with Exhibit B: (i) property insurance, subject to standard exclusions (such as, but not limited to, earthquake and flood exclusions), covering the full replacement cost of the Building and Project (the “Property Policy”), and (ii) liability insurance in amounts of at least $2,000,000, and (iii) in addition, Landlord, at its election, may carry and is currently carrying earthquake insurance coverage for the Building and Project (collectively, “Landlord’s Insurance Policies”). Landlord may, at its election, obtain insurance coverages for such other risks as Landlord or its Mortgagees may from time to time reasonably deem appropriate, including terrorism coverage, and additional insurance types and coverages also then being carried by owner occupants of comparable buildings in the general vicinity of the Project. Upon request, Landlord will provide evidence of such insurance to Tenant. Landlord shall not be required to carry insurance of any kind on any tenant improvements or Alterations in the Premises installed by Tenant or its contractors or otherwise removable by Tenant (collectively, “Tenant Installations”), or on any trade fixtures, furnishings, equipment, interior plate glass, signs, or other items of Tenant’s or any Tenant Parties’

personal property in the Premises, and Landlord shall not be obligated to repair or replace any of the foregoing items should damage occur. All proceeds of insurance maintained by Landlord upon the Building and Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs.
10.3JOINT INDEMNITY.
(a)To the fullest extent permitted by law, but subject to Section 10.5 below, Tenant shall defend, indemnify and hold harmless Landlord and Landlord’s agents, employees, lenders, and affiliates, from and against any and all negligence, claims, liabilities, damages, costs or expenses (collectively, “Losses”) arising either before or after the Commencement Date to the extent arising from or caused by Tenant’s use or occupancy of the Premises, the Building or the Project, or from the conduct of Tenant’s business, or from any activity, work performed by Tenant or Tenant’s agents, employees, subtenants, vendors, contractors, invitees or licensees (collectively, “Tenant Parties”) in or about the Premises, the Building or the Project, or from any Default in the performance of any obligation on Tenant’s part to be performed under this Lease, or from any willful misconduct or negligence on the part of Tenant or Tenant Parties. Landlord may, at its option, require Tenant to assume Landlord’s defense in any action covered by this Section 10.3(a) through counsel reasonably satisfactory to Landlord. Notwithstanding the foregoing, but subject to Section 10.5 below, Tenant shall not be obligated to indemnify Landlord against any liability or expense to the extent the same was caused by the negligence or willful misconduct of Landlord, its agents, vendors, contractors or employees.
(b)To the fullest extent permitted by law, but subject to Section 10.5 below, Landlord shall defend, indemnify and hold harmless Tenant and Tenant Parties from and against any and all Losses either before or after the Commencement Date from any default or breach by Landlord of its obligations under this Lease or from the negligence or willful misconduct of Landlord, its employees, agents or contractors (“Landlord Parties”). Tenant may, at its option, require Landlord to assume Tenant’s defense in any action covered by this Section 10.3(b) through counsel reasonably satisfactory to Tenant. Notwithstanding the foregoing, but subject to Section 10.5 below, Landlord shall not be obligated to indemnify Tenant against any liability or expense to the extent caused by the negligence or willful misconduct of Tenant, its agents, employees, or contractors.
10.4WAIVER OF CLAIMS. Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord, its employees and agents for loss of or damage to any property, or any injury to any person, resulting from any condition including, but not limited to, acts or omissions (criminal or otherwise) of third parties, fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Building, whether the damage or injury results from conditions arising in the Premises or in other portions of the Building, except, subject to Section 10.5 below, for property damage and personal injury resulting from the breach of this Lease by or the negligence or willful misconduct of Landlord, its employees, contractors, agents or any and all affiliates of Landlord in connection with the foregoing. It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Building. Notwithstanding anything to the contrary contained in this Lease, in no event shall either party be liable for loss or interruption of business or income (including without limitation, consequential damages, lost profits or opportunity costs), or for interference with light or other similar intangible interests, except as expressly provided in Section 15.1 of the Lease if Tenant holds over beyond the expiration of the Term.
10.5WAIVER OF SUBROGATION. Landlord and Tenant waive all rights of recovery against the other on account of loss and damage to the property of such waiving party to the extent that the waiving party is entitled to proceeds for such loss and damage under any property insurance policies carried or otherwise required to be carried by this Lease. By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any property insurance policies, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors or invitees. The foregoing waiver by Tenant shall also inure to the benefit of Landlord’s management agent for the Building.
ARTICLE 11DAMAGE OR DESTRUCTION
11.1RESTORATION.
(a)If the Building of which the Premises are a part is damaged as the result of an event of casualty, then subject to the provisions below, Landlord shall repair that damage as soon as reasonably possible unless Landlord reasonably determines that: (i) the Premises have been materially damaged and there is less than 1 year of the Term remaining on the date of the casualty; (ii) any Mortgagee (defined in Section 13.1) requires that the insurance proceeds be applied to the payment of the mortgage debt; or (iii) proceeds necessary to pay the full cost of the repair are not available from Landlord’s insurance, including without limitation earthquake insurance. Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in the “Casualty Notice” (as defined below), and this Lease shall terminate as of the date of delivery of that notice. If Landlord has the right to terminate this Lease pursuant to this Section 11(a) and does not elect to so terminate this Lease, then within thirty (30) days following delivery of a Casualty Notice, Tenant may elect to terminate this Lease by written notice to Landlord, but only if the casualty has occurred within the final twelve (12) months of the Term and such material damage has a materially adverse impact on Tenant’s continued use of the Premises.
(b)As soon as reasonably practicable following the casualty event but not later than 60 days thereafter, Landlord shall notify Tenant in writing (“Casualty Notice”) of Landlord’s election, if applicable, to terminate this Lease. If this Lease is not so terminated, the Casualty Notice shall set forth the anticipated period for repairing the casualty damage. If the anticipated repair period exceeds 180 days and if the damage is so extensive as to reasonably prevent Tenant’s substantial use and enjoyment of the Premises, then either party may elect to terminate this Lease by written notice to the other within 30 days following delivery of the Casualty Notice.
(c)In the event that neither Landlord nor Tenant terminates this Lease pursuant to Section 11.1(b), Landlord shall repair all material damage to the Premises or the Building as soon as reasonably possible and this Lease shall continue in effect for the remainder of the Term.

Upon notice from Landlord, Tenant shall provide to Landlord (or to any party designated by Landlord) all property insurance proceeds received by Tenant (and Tenant shall use reasonable efforts to obtain such proceeds) under Tenant’s insurance with respect to any Tenant Installations; provided if the actual, reasonable cost of such repairs by Landlord (the reasonableness of which shall be based on competitive pricing and the particular nature of such repairs) exceeds the amount of insurance proceeds received by Landlord from Tenant, the excess cost of such repairs shall be paid by Tenant to Landlord following Landlord’s construction of such repairs, provided further that, Tenant shall have the right and opportunity to review, comment upon, and approve the plans and budget relating to any such shortfall in cost prior to the start of such repairs.
(d)From and after the day following the casualty event, the rental (including Basic Rent and Tenant’s Share of Operating Expenses) to be paid under this Lease shall be abated in the same proportion that the Floor Area of the Premises or Building that is rendered unusable by the damage from time to time bears to the total Floor Area of the Premises or Building.
(e)Notwithstanding the provisions of subsections (a), (b) and (c) of this Section 11.1, but subject to Section 10.5, the cost of any repairs shall be borne by Tenant, and Tenant shall not be entitled to rental abatement or termination rights, to the extent the damage is due to the fault or neglect of Tenant or its employees, subtenants, contractors, invitees or representatives. In addition, the provisions of this Section 11.1 shall not be deemed to require Landlord to repair any Tenant Installations, fixtures and other items of Tenant’s personal property that Tenant is obligated to insure pursuant to Exhibit D or under any other provision of this Lease.
11.2LEASE GOVERNS. Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.
ARTICLE 12EMINENT DOMAIN

Either party may terminate this Lease if any material part of the Premises or Project is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Basic Rent and Tenant’s Share of Operating Expenses shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises, or loss of parking spaces in the Project. All compensation awarded for a Taking shall be the property of Landlord and the right to receive compensation or proceeds in connection with a Taking are expressly waived by Tenant; provided, however, Tenant may file a separate claim for Tenant’s personal property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award. If only a part of the Premises or Project is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion thereof as nearly as practicable to the condition immediately prior to the Taking. Tenant agrees that the provisions of this Lease shall govern any Taking and shall accordingly supersede any contrary statute or rule of law.

ARTICLE 13SUBORDINATION; ESTOPPEL CERTIFICATE
13.1SUBORDINATION. Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Building or the Project, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. The subordination of this Lease to any Mortgage is conditioned upon receipt from any Mortgagee of a commercially reasonable subordination, nondisturbance and attornment agreement (an “SNDA”) in favor of the Mortgagee, with commercially reasonable changes negotiated by Tenant and such Mortgagee, provided that under the SNDA such Mortgagee agrees to recognize this Lease in the event of foreclosure or a deed in lieu of foreclosure or master lease termination if Tenant is not in Default. Tenant shall execute and return any such SNDA within ten (10) business day of request. Alternatively, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease in the event of a foreclosure of any Mortgage. Tenant agrees that any purchaser at a foreclosure sale or lender taking title under a deed in lieu of foreclosure: (i) shall not be responsible for any act or omission of a prior landlord, (ii) shall not be subject to any offsets or defenses Tenant may have against a prior landlord (except to the extent that Tenant shall have exercised such offset rights or defenses permitted under this Lease prior to the succession date), and (iii) shall not be liable for the return of the Security Deposit not actually recovered by such purchaser nor bound by any rent paid more than 30 days in advance of the calendar month in which the transfer of title occurred; provided that the foregoing shall not release the applicable prior landlord from any liability for those obligations. The terms hereof shall not limit either (a) Tenant’s right to exercise against a successor landlord any offset rights or defenses otherwise available to Tenant because of events of occurring after the succession date, or (b) successor landlord’s obligation to correct any conditions that existed as of the succession date and violate successor landlord’s obligations as landlord under the Lease). Landlord and Tenant acknowledge that Landlord’s Mortgagees and their successors-in-interest are intended third party beneficiaries of this Section 13.1. Landlord represents and warrants to Tenant that, as of the date hereof, (i) Landlord is the fee simple owner of the Building and Project, and (ii) the Project is not subject to any Mortgage.
13.2ESTOPPEL CERTIFICATE. Tenant shall, within 10 business days after receipt of a written request from Landlord, execute and deliver a commercially reasonable estoppel certificate, in form reasonably acceptable to the parties, in favor of those parties as are reasonably requested by Landlord (including a Mortgagee or a prospective purchaser of the Building or the Project).
ARTICLE 14DEFAULTS AND REMEDIES
14.1TENANT’S DEFAULTS. In addition to any other event of default expressly set forth in this Lease, the occurrence of any one or more of the following events shall constitute a “Default” by Tenant:
(a)The failure by Tenant to make any payment of Rent required to be made by Tenant, as and when due, where the failure continues for a period of five (5) business days after written notice from Landlord to Tenant. The term “Rent” as used in this Lease shall be deemed to mean the Basic Rent and all other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.
(b)The assignment, sublease, encumbrance or other Transfer of the Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means, without the prior written consent of Landlord unless otherwise authorized in Article 9 of this Lease.
(c)The failure or inability by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section 14.1, where the failure continues for a period of 30 days after written notice from Landlord to Tenant specifying in reasonable detail the nature and extent of the failure. However, if the nature of the failure is such that more than 30 days are reasonably required for its cure, then Tenant shall not be deemed to be in Default if Tenant commences the cure within 30 days, and thereafter diligently pursues the cure to completion.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law, and Landlord shall not be required to give any additional notice under California Code of Civil Procedure Section 1161, or any successor statute, in order to be entitled to commence an unlawful detainer proceeding in the event of an uncured Default by Tenant.

14.2LANDLORD’S REMEDIES. In addition to all other rights or remedies of Landlord set forth in this Lease, if a Default occurs, Landlord shall have all rights available to Landlord under California law, without further notice or demand to Tenant, including, without limitation, the right to terminate this Lease. In addition, Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). In any case in which Landlord re-enters and occupies the Premises, by unlawful detainer proceedings or otherwise, Landlord, at its option, may repair, alter, subdivide or change the character of the Premises as Landlord deems best, relet all or any part of the Premises and receive the rents therefor, and none of these actions shall constitute a termination of this Lease, a release of Tenant from any liability, or result in the release of any Guarantor. Landlord shall not be deemed to have terminated this Lease or the liability of Tenant to pay any Rent or other charges later becoming due by any re-entry of the Premises pursuant to this Section 14.2, or by any action in unlawful detainer or otherwise to obtain possession of the Premises, unless Landlord has given Tenant notice that it is terminating this Lease. Any notice given by Landlord pursuant to Section 14.1 shall be in lieu of, and not in addition to, any notice required by Section 1161 of the California Code of Civil Procedure or superseding statute. If Landlord elects to terminate this Lease pursuant to the provisions of this Section 14.2, damages shall include, without limitation, the remedy and measure of damages specified pursuant to California Civil Code Section 1951.2, which shall include the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of Rent loss Tenant proves could have been reasonably avoided.
14.3LATE PAYMENTS. Any Rent due under this Lease that is not paid to Landlord within 5 days of the date when due hereunder shall bear interest at the lesser of eight percent (8%) per annum or the maximum rate permitted by law from the date due until fully paid; provided, however, no interest shall be due for the first late payment in any twelve (12) month period so long as Tenant pays any amount due within ten (10) days of written notice from Landlord that such amount was not paid when due. The payment of interest shall not cure any Default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any Rent due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge for each delinquent payment equal to the greater of (i) 5% of that delinquent payment or (ii) $100.00; provided, however, no late charge shall be due for the first late payment in any twelve (12) month period so long as Tenant pays any amount due within five (5) business days of written notice from Landlord that such amount was not paid when due. Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant’s Default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies.
14.4RIGHT OF LANDLORD TO PERFORM. If Tenant is in Default of any of its obligations under the Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the actual cost of such performance within 30 days upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord.
14.5DEFAULT BY LANDLORD. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until Landlord has failed to perform the obligation within 30 days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord’s obligation is such that more than 30 days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the 30 day period and thereafter diligently pursues the cure to completion. Upon any such default by Landlord, Tenant may pursue its remedies available under this Lease, at law, or in equity, provided that Tenant’s remedy when seeking monetary damages in connection with Landlord’s default under this Lease shall be limited to Tenant’s actual direct, but not consequential, damages caused by such default.
(a)Notwithstanding any of the terms and conditions set forth in this Lease to the contrary, if Tenant provides notice to Landlord of an Emergency (as defined below) which requires the action of Landlord with respect to the performance of Landlord’s repair obligations required under this Lease, and Landlord fails to commence corrective action within three (3) business days after receipt of such notice, then Tenant may proceed to take the required action upon delivery of an additional two (2) business days’ notice to Landlord specifying that Tenant is taking such required action, and receive prompt reimbursement by Landlord of Tenant’s reasonable costs and expenses in taking such action. In the event Tenant takes such action, Tenant shall use only those contractors used by Landlord in the Building for Landlord’s repair obligations unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in comparable buildings, but in no event may Tenant vitiate any of the warranties for the Building. Promptly following completion of any work taken by Tenant pursuant to the terms and conditions of this Section 14.5, Tenant shall deliver a detailed invoice of the work completed, the materials used and the costs relating thereto. If Landlord does not deliver a detailed written objection to Tenant within thirty (30) days after receipt of an invoice from Tenant, then Tenant shall be entitled to deduct from Rent payable by Tenant under this Lease, the amount set forth in such invoice. If, however, Landlord delivers to Tenant, within thirty (30) days after receipt of Tenant’s invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord’s reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms and conditions of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not then be entitled to such deduction from Rent. If Landlord objects to any deduction from Rent, Tenant may proceed to claim a default by Landlord and pursue further legal remedies available to Tenant under this Lease, including pursuing litigation. An “Emergency” shall mean an event threatening imminent and material danger to people located in the Premises or Project or imminent, material damage to Tenant’s property, Tenant Improvements, or Alterations, or creates a realistic possibility of an imminent and material interference with, or imminent and material interruption of Tenant’s business operations.
14.6EXPENSES AND LEGAL FEES. Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys’ fees, and all other reasonable costs. The prevailing party for the purpose of this paragraph shall be determined by the trier of the facts.
14.7JUDICIAL REFERENCE; WAIVER OF JURY TRIAL. Landlord and Tenant agree that any disputes arising in connection with this Lease (including but not limited to a determination of any and all of the issues in such dispute, whether of fact or of law) shall be resolved (and a decision shall be rendered) by way of a general reference as provided for in Part 2, Title 8, Chapter 6 (§§ 638 et. seq.) of the California Code of Civil Procedure, or any successor California statute governing resolution of disputes by a court appointed referee. Nothing within this Section 14.7 shall apply to an unlawful detainer action. LANDLORD AND TENANT EACH ACKNOWLEDGE THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHT TO TRIAL BY JURY, AND, TO THE EXTENT PERMITTED BY LAW, EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE.
14.8SATISFACTION OF JUDGMENT. The obligations of Landlord do not constitute the personal obligations of the individual partners, trustees, directors, officers, members or shareholders of Landlord or its constituent partners or members. Should Tenant recover a money judgment against Landlord, such judgment shall be satisfied only from the interest of Landlord in the Project and out of the rent or other income from such property receivable by Landlord, and/or out of any proceeds from the sale or transfer of the Project or portions thereof, and no action for any deficiency may be sought or obtained by Tenant.

ARTICLE 15END OF TERM
15.1HOLDING OVER. If Tenant holds over for any period after the Expiration Date (or earlier termination of the Term) with or without the prior written consent of Landlord, such tenancy shall constitute a month-to-month tenancy commencing on the 1st day following the termination of this Lease and terminating 30 days following delivery of written notice of termination by either Landlord or Tenant to the other. In such event, possession shall be subject to all of the terms of this Lease, except that the monthly rental shall be 125% of the total monthly rental for the month immediately preceding the date of termination for the first three months of any such holdover period, and 150% of the monthly rental for the month immediately preceding the date of termination thereafter. The acceptance by Landlord of monthly hold-over rental in a lesser amount shall not constitute a waiver of Landlord’s right to recover the full amount due unless otherwise agreed in writing by Landlord. If Tenant fails to surrender the Premises within sixty (60) days following the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all Losses, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender. In no event will Tenant ever be liable for any consequential or incidental damages as a result of holding over for a period of less than 60 days. The foregoing provisions of this Section 15.1 are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord under this Lease or at law.
15.2SURRENDER OF PREMISES; REMOVAL OF PROPERTY. Upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in good order, condition and repair, reasonable wear and tear, casualty and condemnation which is not Tenant’s obligation to repair, and repairs which are Landlord’s obligation excepted, and shall remove (or, at Tenant’s option, fund to Landlord the cost of removing) all wallpapering, voice and/or data transmission cabling installed by or for Tenant and Required Removables, together with all personal property and debris, and shall perform all work required under Section 7.3 of this Lease. If Tenant shall fail to comply with the provisions of this Section 15.2, and remove any personal property within 10 business days following the expiration or earlier termination of this Lease, such personal property shall be conclusively deemed to have been abandoned, then Landlord may effect the removal and/or make any repairs, without notice and without incurring any liability to Tenant, and the cost to Landlord shall be additional rent payable by Tenant upon demand. Tenant hereby waives all rights under and benefits of Section 1993.03 of the California Civil Code, or any similar or successor statute now or hereafter in effect and authorizes Landlord to dispose of any personal property remaining at the Premises following the expiration or earlier termination of this Lease without further notice to Tenant.
ARTICLE 16PAYMENTS AND NOTICES

Except as otherwise expressly provided in this Lease, all sums payable by Tenant to Landlord shall be paid, without deduction or offset, in lawful money of the United States to Landlord at its address set forth in Item 12 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of rent pursuant to Section 4.1, all payments shall be due and payable within 30 days after demand with reasonable supporting documentation. All payments requiring proration shall be prorated on the basis of the number of days in the pertinent calendar month or year, as applicable. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other shall be delivered to the other party, at the address set forth in Item 12 of the Basic Lease Provisions, by personal service, or by any nationally recognized courier or “overnight” express mailing service. Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address. The refusal to accept delivery of a notice, or the inability to deliver the notice (whether due to a change of address for which notice was not duly given or other good reason), shall be deemed delivery and receipt of the notice as of the date of attempted delivery.

ARTICLE 17RULES AND REGULATIONS

Tenant agrees to comply with the Rules and Regulations attached as Exhibit E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises, Building, and/or Project; provided that any such amendments, modifications and/or additions shall not materially adversely impact Tenant’s permitted use of the Premises nor result in any material increase in cost to Tenant hereunder. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling.

ARTICLE 18BROKER’S COMMISSION

The parties recognize as the broker(s) who negotiated this Lease the firm(s) whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of all brokerage commissions due to Landlord’s Broker and Tenant’s Broker in connection with this Lease. It is understood that Landlord’s Broker represents only Landlord in this transaction and Tenant’s Broker represents only Tenant. Each party represents and warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and agrees to indemnify and hold the other party harmless from any cost, expense or liability (including reasonable attorneys’ fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by the indemnifying party in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease.

ARTICLE 19TRANSFER OF LANDLORD’S INTEREST

In the event of any transfer of Landlord’s interest in the Premises, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer, provided that Tenant is duly notified of the transfer and the transferee has agreed in writing to assume all such obligations of Landlord. Any funds held by the transferor in which Tenant has an interest, including without limitation, the Security Deposit, shall be turned over, subject to that interest, to the transferee. No Mortgagee to which this Lease is or may be subordinate shall be responsible in connection with the Security Deposit unless the Mortgagee actually receives the Security Deposit. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.

ARTICLE 20INTERPRETATION
20.1NUMBER. Whenever the context of this Lease requires, the words “Landlord” and “Tenant” shall include the plural as well as the singular.
20.2HEADINGS. The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.
20.3JOINT AND SEVERAL LIABILITY. If more than one person or entity is named as Tenant or Landlord under this Lease, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.
20.4SUCCESSORS. Subject to Sections 13.1 and 22.3 and to Articles 9 and 19 of this Lease, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section 20.4 is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.
20.5TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.
20.6CONTROLLING LAW/VENUE. This Lease shall be governed by and interpreted in accordance with the laws of the State of California. Should any litigation be commenced between the parties in connection with this Lease, such action shall be prosecuted in the applicable State Court of California in the county in which the Building is located.
20.7SEVERABILITY. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.
20.8WAIVER. One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party’s consent to any subsequent act. No breach of this Lease shall be deemed to have been waived unless the waiver is in a writing signed by the waiving party.
20.9INABILITY TO PERFORM. Notwithstanding anything to the contrary contained in this Lease, any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, invasion, insurrection, rebellion, civil unrest, riots, terrorist acts, unavailability of services, labor, or materials or reasonable substitutes therefor, governmental actions, governmental laws, regulations or restrictions, civil commotions, fire, wind, explosion, flood, hurricane, tornado, casualty, actual or threatened public health emergency (including, without limitation, epidemic, pandemic, famine, disease, plague, quarantine, and other significant public health risk), governmental edicts, actions, declarations or quarantines by a governmental entity (collectively, a “Force Majeure”), shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage. If this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure. The provisions of this Section 20.9 shall not operate to excuse Tenant from the prompt payment of Rent.
20.10ENTIRE AGREEMENT. This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Building, and the Project, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect. Tenant and Landlord waive their rights to rely on any representations or promises made by the other party or others which are not contained in this Lease. No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.
20.11QUIET ENJOYMENT. Upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall have the right of quiet enjoyment and use of the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.
20.12SURVIVAL. All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.
ARTICLE 21EXECUTION AND RECORDING
21.1COUNTERPARTS; DIGITAL SIGNATURES. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement. The parties agree to accept electronic or digital image signatures (including but not limited to an image in the form of a PDF, JPEG, GIF file, or other e signature) of this Lease reflecting the execution of one or both of the parties, as a true and correct original.
21.2CORPORATE AND PARTNERSHIP AUTHORITY. If Tenant is a corporation, limited liability company or partnership, each individual executing this Lease on behalf of the entity represents and warrants that such individual is duly authorized to execute and deliver this Lease and that this Lease is binding upon the corporation, limited liability company or partnership in accordance with its terms. If Landlord is a corporation, limited liability company or partnership, each individual executing this Lease on behalf of the entity represents and warrants that such individual is duly authorized to execute and deliver this Lease and that this Lease is binding upon the corporation, limited liability company or partnership in accordance with its terms.
21.3EXECUTION OF LEASE; NO OPTION OR OFFER. The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.
21.4RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a “short form” memorandum of this Lease, in form reasonably acceptable to the parties, for recording purposes.
21.5AMENDMENTS. No amendment or mutual termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest. No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.
21.6BROKER DISCLOSURE. By the execution of this Lease, each of Landlord and Tenant hereby acknowledge and confirm (a) receipt of a copy of a Disclosure Regarding Real Estate Agency Relationship conforming to the requirements of California Civil Code 2079.16, and (b) the agency relationships specified in Item 10 of the Basic Lease Provisions.
ARTICLE 22MISCELLANEOUS
22.1INTENTIONALLY OMITTED.
22.2TENANT’S FINANCIAL STATEMENTS. Not more frequently than every twelve (12) months (except in connection with a sale, refinance, Transfer or following a monetary Default), Tenant shall during the Term furnish Landlord with current annual financial statements accurately reflecting Tenant’s financial condition upon written request from Landlord within 10 days following Landlord’s request; provided, however, so long as (a) either (A) Tenant is a publicly traded company on an “over-the-counter” market or any recognized national or international securities exchange, or (B) Tenant’s direct or indirect parent company is a publicly traded company on an “over-the-counter” market or any recognized national or international securities exchange and Tenant does not prepare or have separate audited financial statements pertaining solely to Tenant, and (b) Tenant’s or Tenant’s direct or indirect parent company’s, as applicable, most recent public annual report (in compliance with applicable securities laws) is available to Landlord in the public domain, Tenant shall have no obligation to deliver any financial statements pursuant to this Section 22.2.
22.3INTENTIONALLY OMITTED.
22.4WAIVER OF LANDLORD LIEN. Landlord hereby expressly waives and releases any and all contractual liens and security interests or constitutional and/or statutory liens and security interests arising by operation of law to which Landlord might now or hereafter be entitled on all the personal property of Tenant or any Affiliate which is now or hereafter placed in or upon the Premises.

22.5SDN LIST. Tenant and Landlord each hereby represents and warrants to the other that it is not listed as a Specially Designated National and Blocked Person (“SON”) on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control (OFAC).

(Signatures follow on next page)

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

LANDLORD:	TENANT:
305 N MATHILDA LLC, a Delaware limited liability company	SIEMENS MEDICAL SOLUTIONS USA, INC., a Delaware corporation
By:/s/ Charles H. Fedalen, Jr.	By:/s/ Lisa Linnell
Charles H. Fedalen, Jr.	Printed Name: Lisa Linnell
President and Chief Financial Officer, Office Properties	Title: Head of SHS RE NAM

By:/s/ Jonathan Brinsden	By:/s/ Jay Appian
Jonathan Brinsden	Printed Name: Jay Appian
President, Office Properties	Title: Head of SHS RE NAM FI

By:/s/ David Pacitti
Printed Name: David Pacitti
Title: Head of SHS NAM FI

By:/s/ Sebastian Funk
Printed Name: Sebastian Funk
Title: Head of SHS NAM FI

31

EXHIBIT A

DEPICTION OF THE BUILDING AND PREMISES

305 N. MATHILDA AVENUE

EXHIBIT A

EXHIBIT B

OPERATING EXPENSES
(Net)

(a)From and after the Commencement Date, Tenant shall pay to Landlord, as additional rent, Tenant’s Share of all Operating Expenses, as defined in Section (f) below, incurred by Landlord in the operation of the Building and the Project. The term “Tenant’s Share” means that portion of any Operating Expenses determined by multiplying the cost of such item by a fraction, the numerator of which is the Floor Area of Premises and the denominator of which is the total rentable square footage of the Building. In the event that any management and/or overhead fee payable or imposed by Landlord for the management of Tenant’s Premises is calculated as a percentage of the rent payable by Tenant and other tenants of Landlord, then the full amount of such management and/or overhead fee which is attributable to the rent paid by Tenant shall be additional rent payable by Tenant, in full, provided, however, that Landlord may elect to include such full amount as part of Tenant’s Share of Operating Expenses.

(b)Commencing prior to the start of the first full “Expense Recovery Period” of the Lease (as defined in Item 7 of the Basic Lease Provisions), and prior to the start of each full or partial Expense Recovery Period thereafter, Landlord shall give Tenant a written estimate of the amount of Tenant’s Share of Operating Expenses for the applicable Expense Recovery Period. Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance, concurrently with payments of Basic Rent. If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay monthly the estimated Tenant’s Share of Operating Expenses in effect during the prior Expense Recovery Period; provided that when the new estimate is delivered to Tenant, Tenant shall, at the next monthly payment date, pay any accrued estimated Tenant’s Share of Operating Expenses based upon the new estimate. Landlord may from time to time change the Expense Recovery Period to reflect a calendar year or a new fiscal year of Landlord, as applicable, in which event Tenant’s Share of Operating Expenses shall be equitably prorated for any partial year.

(c)Within 180 days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement (a “Reconciliation Statement”) showing in reasonable detail, and general major categories, the actual or prorated Tenant’s Share of Operating Expenses incurred by Landlord during such Expense Recovery Period, and the parties shall within 30 days thereafter make any payment or allowance necessary to adjust Tenant’s estimated payments of Tenant’s Share of Operating Expenses, if any, to the actual Tenant’s Share of Operating Expenses as shown by the Reconciliation Statement. Upon Tenant’s request within 90 days of receipt of a Reconciliation Statement, Landlord shall provide copies of original invoices and other reasonable documentation substantiating the Reconciliation Statement. Any delay or failure by Landlord in delivering any Reconciliation Statement shall not constitute a waiver of Landlord’s right to require Tenant to pay Tenant’s Share of Operating Expenses pursuant hereto (provided that in the event that such failure continues for a period of six (6) months following receipt of notice from Tenant, Tenant may elect to seek specific performance). Any amount due Tenant shall be credited against installments next coming due under this Exhibit B, and any deficiency shall be paid by Tenant together with the next installment. Should Tenant fail to object in writing to Landlord’s determination of Tenant’s Share of Operating Expenses, or fail to give written notice of its intent

EXHIBIT B

to audit Landlord’s Operating Expenses pursuant to the provisions of this Exhibit B, within 180 days following delivery of Landlord’s Reconciliation Statement, Landlord’s determination of Tenant’s Share of Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on Tenant for all purposes and any future claims by Tenant to the contrary shall be barred.

Provided Tenant is not then in Default hereunder, Tenant shall have the right to cause a certified public accountant, engaged on a non-contingency fee basis, to audit Operating Expenses by inspecting Landlord’s general ledger of expenses not more than once during any Expense Recovery Period. However, to the extent that insurance premiums or any other component of Operating Expenses is determined by Landlord on the basis of an internal allocation of costs utilizing information Landlord in good faith deems proprietary, such expense component shall not be subject to audit so long as it does not exceed the amount per square foot typically imposed by landlords of other first class office projects in Santa Clara County, California. Tenant shall give notice to Landlord of Tenant’s intent to audit within 365 days after Tenant’s receipt of Landlord’s expense statement which sets forth Landlord’s actual Operating Expenses. Such audit shall be conducted at a mutually agreeable time during normal business hours at the office of Landlord or its management agent where such accounts are maintained. If Tenant’s audit determines that actual Operating Expenses have been overstated by more than 5%, then subject to Landlord’s right to review and/or contest the audit results, Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of such audit. Tenant’s rent shall be appropriately adjusted to reflect any overstatement in Operating Expenses. All of the information obtained by Tenant and/or its auditor in connection with such audit, as well as any compromise, settlement, or adjustment reached between Landlord and Tenant as a result thereof, shall be held in strict confidence and, except as may be required pursuant to litigation, shall not be disclosed to any third party, directly or indirectly, by Landlord or Tenant or their auditor or any of their officers, agents or employees. Landlord may require Tenant’s auditor to execute a separate confidentiality agreement affirming the foregoing as a condition precedent to any audit.

(d) Even though this Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Operating Expenses for the Expense Recovery Period in which this Lease terminates, Tenant shall within 30 days of written notice pay the entire increase over the estimated Tenant’s Share of Operating Expenses already paid. Conversely, any overpayment by Tenant shall be rebated by Landlord to Tenant not later than 30 days after such final determination. However, in lieu thereof, Landlord may deliver a reasonable estimate of the anticipated reconciliation amount to Tenant prior to the Expiration Date of the Term, in which event the appropriate party shall fund the amount by the Expiration Date.

(e)If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated Tenant’s Share of Operating Expenses for the year, then the estimate of Tenant’s Share of Operating Expenses may be increased by written notice from Landlord for the month in which such rate(s) or amount(s) becomes effective and for all succeeding months by an amount equal to the estimated amount of Tenant’s Share of the increase. Landlord shall give Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will become effective, Tenant’s Share thereof and the months for which the payments are due. Tenant shall pay the increase to Landlord as part of the Tenant’s monthly

EXHIBIT B

payments of estimated expenses as provided in paragraph (b) above, commencing with the month in which effective.

(f)The term “Operating Expenses” shall mean and include all Project Costs, as defined in Section (g) below, and Property Taxes, as defined in Section (h) below.

(g)The term “Project Costs” shall mean all expenses of operation, management, repair, replacement and maintenance of the Building and the Project, and shall include the following charges by way of illustration but not limitation: water and sewer charges; insurance premiums, deductibles, or reasonable premium equivalents or deductible equivalents should Landlord elect to self-insure any risk that Landlord is authorized to insure hereunder; license, permit, and inspection fees; light; power; window washing; trash pickup; heating, ventilating and air conditioning; supplies; materials; equipment; tools; reasonable fees for consulting services; access control/security costs, inclusive of the reasonable cost of improvements made to enhance access control systems and procedures; establishment of reasonable reserves for replacement of the roof of the Building (not to exceed not to exceed $0.02 per rentable square foot of the Premises per month for the Term); costs incurred in connection with compliance with any laws or changes in laws applicable to the Building or the Project enacted after the Effective Date except to the extent the same are a Capital Expenditure not permitted to be charged to Tenant pursuant to the terms of this Lease; the cost of any capital improvements or replacements (other than tenant improvements for specific tenants) to the extent of the amortized amount thereof over the useful life of such capital improvements or replacements (or, if such capital improvements or replacements are anticipated to achieve a cost savings as to the Operating Expenses, any shorter estimated period of time over which the cost of the capital improvements or replacements would be recovered from the estimated cost savings) calculated at a market cost of funds, all as determined using sound and consistently applied accounting and real estate management practices, for each year of useful life or shorter recovery period of such capital expenditure for capital expenditures occurring during the Term, except that capital expenditures that may be included in Operating Expenses shall be limited to (1) improvements which are reasonably intended to increase or enhance building security and/or safety (such as lighting, life/fire safety systems, etc.), (2) repairs or replacements of the Building structure, Building systems or other portions of the Project when the same have become obsolete, reached the end of their useful lives, or become damaged or worn out such that they are, in Landlord’s reasonable determination, inconsistent with the first-class quality and character of the Project, (3) improvements required to comply with any law or change in law becoming effective as to the Building after the Commencement Date, and/or (4) expenditures incurred as a cost or labor saving measure or to effect other economies in the operation or maintenance of the Building or other portions of the Project provided that Landlord, based on expert third party advice, reasonably believes that such improvements will reduce operating expense costs (collectively, “Permitted Capital Items”); costs associated with the maintenance of an air conditioning, heating and ventilation service agreement, and maintenance of any communications or networked data transmission equipment, conduit, cabling, wiring and related telecommunications facilitating automation and control systems, remote telecommunication or data transmission infrastructure within the Building and/or the Project, and any other maintenance, repair and replacement costs associated with such infrastructure; capital costs associated with a requirement related to demands on utilities by Project tenants, including without limitation the cost to obtain additional voice, data and modem connections; labor; reasonably allocated wages and salaries, fringe benefits, and payroll taxes for administrative and

EXHIBIT B

other personnel directly applicable to the Building and/or Project, including both Landlord’s personnel and outside personnel; any expense incurred and permitted pursuant to Sections 6.1, 6.2, 7.2, and 10.2, and Exhibits C and F of the Lease; and reasonable overhead and/or management fees for the professional operation of the Project (provided that Tenant’s Share of management fees shall not exceed 3% of Basic Rent). It is understood and agreed that Project Costs may include competitive charges for direct services (including, without limitation, management and/or operations services) provided by any subsidiary, division or affiliate of Landlord. Except for a management fee, Landlord shall not collect more from Tenant in Operating Expenses than Landlord actually incurs for such Operating Expenses.

Notwithstanding the foregoing, in any given Expense Recovery Period earthquake insurance deductibles included in Project Costs shall be limited to an amount (the “Annual Limit”) not to exceed 0.5% of the total insurable value of the Project per occurrence (provided, however, that, notwithstanding anything else herein to the contrary, if, for any occurrence, the earthquake insurance deductible exceeds the Annual Limit, then, after such deductible is included (up to the Annual Limit) in Project Costs for the applicable Expense Recovery Period, such excess may be included (up to the Annual Limit) in Project Costs for the immediately succeeding Expense Recovery Period, and any portion of such excess that is not so included in Project Costs for such immediately succeeding Expense Recovery Period may be included (up to the Annual Limit) in Project Costs for the next succeeding Expense Recovery Period, and so on with respect to each subsequent Expense Recovery Period; provided further, however, that in no event shall the portions of such deductible that are included in Project Costs for any one or more Expense Recovery Periods exceed, in the aggregate, 5.0% of the total insurable value of the Project).

(h)The term “Property Taxes” shall include any form of federal, state, county or local government or municipal taxes, fees, charges or other impositions of every kind (whether general, special, ordinary or extraordinary) related to the ownership, leasing or operation of the Premises, Building or Project, including without limitation, the following: (i) all real estate taxes or personal property taxes levied against the Premises, the Building or Project, as such property taxes may be reassessed from time to time; and (ii) other taxes, charges and assessments which are levied on this Lease or to the Building and/or the Project, and any improvements, fixtures and equipment and other property of Landlord located in the Building and/or the Project, (iii) all assessments and fees levied upon the Building or the Project for public improvements, services, and facilities and impacts thereon, including without limitation arising out of any Community Facilities Districts, “Mello Roos” districts, similar assessment districts, and any traffic impact mitigation assessments or fees; (iv) any tax, surcharge or assessment which shall be levied upon the Building or the Project in addition to or in lieu of real estate or personal property taxes, and (v) taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent), and (vi) costs and expenses incurred in contesting the amount or validity of any Property Tax by appropriate proceedings. Notwithstanding the foregoing, general net income or franchise taxes imposed against Landlord shall be excluded.

If Landlord appeals Property Taxes assessed against the Building for any fiscal year during the Term and receives any refund as a result of such appeal, Landlord shall credit Tenant for Tenant’s pro rata share of such refund (after deducting all expenses incurred in connection with the appeal), or if the Term has expired, Landlord shall reimburse Tenant for Tenant’s pro rata share

EXHIBIT B

of such refund allocable to fiscal years during the Term (after deducting all expenses incurred in connection with the appeal).

(i)Notwithstanding the foregoing or any language in the Lease to the contrary, Operating Expenses shall exclude the following:

(1)Any ground lease or master lease rental;

(2)Costs incurred by Landlord with respect to goods and services (including utilities sold and supplied to tenants and occupants of the Building) to the extent that Landlord is reimbursed for such costs other than through the Operating Expense pass-through provisions of such tenants’ lease;

(3)Costs incurred by Landlord for repairs, replacements and/or restoration to or of the Building to the extent that Landlord is reimbursed by insurance (or would have been reimbursed by insurance had Landlord carried the insurance required under this Lease) or condemnation proceeds or by tenants (other than through Operating Expense pass throughs), warrantors or other third persons;

(4)Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for other tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

(5)Costs arising from Landlord’s charitable, civic or political contributions or donations;

(6)The cost of remediation, testing, cleanup, containment, removal, and storage of Hazardous Materials, including, asbestos removal or encapsulation;

(7)Capital expenditures as determined in accordance with generally accepted accounting principles, consistently applied, and as generally practiced in the real estate industry (“GAAP”), except for Permitted Capital Items;

(8)Brokers’ commissions, finders’ fees, marketing, advertising and promotional expenditures, accountants’, consultants’, auditors’ or attorneys’ fees, cost and disbursements and other expenses incurred in connection with negotiations or disputes with other tenants or prospective tenants or other occupants, entertainment and travel expenses and other costs incurred by Landlord in leasing or attempting to lease space in the Building;

(9)Expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly;

(10)Costs, fines and fees incurred by Landlord due to the violation by Landlord of any law, code, regulation, or ordinance;

(11)Overhead and profit increments paid to subsidiaries or affiliates of Landlord for services provided to the Building to the extent the same exceeds the costs that would generally

EXHIBIT B

be charged for such services if rendered on a competitive basis (based upon a standard of similar office buildings in the general market area of the Premises) by unaffiliated third parties capable of providing such service;

(12)Interest on debt or amortization on any mortgage or mortgages encumbering the Building or any other borrowings, and costs incurred by Landlord in connection with any financing affecting the Project or Landlord’s interest therein;

(13)Landlord’s general corporate overhead, except as it relates to the specific management, operation, repair, replacement and maintenance of the Building or Project;

(14)Costs of installing the initial landscaping and the initial sculpture, paintings and objects of art for the Building and Project;

(15)Advertising expenditures;

(16)Any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(17)Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of the operation, management, repair, replacement and maintenance of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

(18)The wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided that in no event shall Operating Expenses include wages and/or benefits attributable to personnel above the level of portfolio property manager or chief engineer;

(19)Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord, including any “pay for” parking facilities;

(20)Legal fees and costs, settlements, judgments or awards paid or incurred because of disputes between Landlord and other tenants or prospective occupants or prospective tenants/occupants or providers of goods and services to the Project, and costs and expenses associated with the enforcement of any leases or the defense of Landlord’s title to or interest in the real property or any part thereof;

(21)Depreciation and amortization;

(22)Any inheritance, estate, succession, documentary transfer, gift, franchise, corporation, net income or profit tax or capital levy that is or may be imposed upon Landlord;

EXHIBIT B

(23)Costs incurred in the original construction of the Building or incurred in the performance of Landlord’s Work;

(24)Any insurance policy premium in excess of those customarily carried on similar buildings in the general vicinity of the Project.

EXHIBIT B

EXHIBIT C

UTILITIES AND SERVICES

Tenant shall be responsible for and shall pay promptly, directly to the appropriate supplier, all charges for electricity metered to the Premises, telephone, telecommunications service, janitorial service, interior landscape maintenance, if any, and all other utilities, materials and services furnished directly to Tenant or the Premises or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of water, gas, sewer, refuse pickup and any other utilities and services for the Project that are not separately metered to the Premises, and Tenant shall pay such amount to Landlord, as an item of additional rent, within 30 days after delivery of Landlord’s statement or invoice therefor together with reasonable supporting documentation. Alternatively, Landlord may elect to include such cost in the definition of Project Costs in which event Tenant shall pay Tenant’s proportionate share of such costs in the manner set forth in Section 4.2.

EXHIBIT C

EXHIBIT D

TENANT’S INSURANCE

The following requirements for Tenant’s insurance shall be in effect during the Term, and Tenant shall also cause any subtenant to comply with the requirements. Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions to these requirements.

1.Tenant shall maintain, at its sole cost and expense, during the entire Term: (i) commercial general liability insurance with respect to the Premises and the operations of Tenant in, on or about the Premises, on a policy form that is at least as broad as Insurance Service Office (ISO) CGL 00 01 (if alcoholic beverages are sold on the Premises, liquor liability shall be explicitly covered), which policy(ies) shall be written on an “occurrence” basis and for not less than $2,000,000 combined single limit per occurrence for bodily injury, death, and property damage liability; (ii) workers’ compensation insurance coverage as required by law, together with employers’ liability insurance coverage of at least $1,000,000 each accident and each disease; (iii) with respect to Alterations constructed by Tenant under this Lease, builder’s risk insurance, in an amount equal to the replacement cost of the work; and (iv) insurance against fire, vandalism, malicious mischief and such other additional perils as may be included in a standard “special form” policy, insuring all Alterations, trade fixtures, furnishings, equipment and items of personal property in the Premises, in an amount equal to not less than 90% of their replacement cost (with replacement cost endorsement), which policy shall also include business interruption coverage in an amount sufficient to cover 1 year of loss. In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease.

2.All policies of insurance required to be carried by Tenant pursuant to this Exhibit D shall be written by insurance companies authorized to do business in the State of California and with a general policyholder rating of not less than “A-” and financial rating of not less than “VIII” in the most current Best’s Insurance Report. The deductible or other retained limit under any policy carried by Tenant shall be commercially reasonable, and Tenant shall be responsible for payment of such deductible or retained limit with waiver of subrogation in favor of Landlord. Any insurance required of Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy. A certificate of insurance, certifying that the policy has been issued, provides the coverage required by this Exhibit and contains the required provisions, together with endorsements acceptable to Landlord evidencing the waiver of subrogation and additional insured provisions required below, shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises. Proper evidence of the renewal of any insurance coverage shall also be delivered to Landlord not less than 30 days prior to the expiration of the coverage.

3.Tenant’s commercial general liability insurance shall contain a provision that the policy shall be primary to and noncontributory with any policies carried by Landlord, together with a provision including Landlord and any other parties in interest designated by Landlord as additional insureds. Tenant’s policies described in Subsections 1(ii), (iii) and (iv) above shall each contain a waiver by the insurer of any right to subrogation against Landlord, its agents, employees, contractors and representatives. Tenant also waives its right of recovery for any deductible or retained limit under same policies enumerated above. All of Tenant’s policies shall contain a provision that the insurer will not cancel or change the coverage provided by the policy without

EXHIBIT D

first giving Landlord 30 days’ prior written notice. Tenant shall also name Landlord as an additional insured on any excess or umbrella liability insurance policy carried by Tenant.

NOTICE TO TENANT: IN ACCORDANCE WITH THE TERMS OF THIS LEASE, TENANT MUST PROVIDE EVIDENCE OF THE REQUIRED INSURANCE TO LANDLORD’S MANAGEMENT AGENT PRIOR TO BEING AFFORDED ACCESS TO THE PREMISES.

EXHIBIT D

EXHIBIT E

RULES AND REGULATIONS

The following Rules and Regulations shall be in effect at the Building.

1.The sidewalks, halls, passages, elevators, stairways, and other areas of ingress and egress shall not be obstructed by Tenant or used by it for storage, for depositing items, or for any purpose other than for ingress to and egress from the Premises. Should Tenant have access to any balcony or patio area, Tenant shall not place any furniture in such area without the prior written approval of Landlord.

2.Except as provided in the Lease, neither Tenant nor any employee or contractor of Tenant shall go upon the roof of the Building without the prior written consent of Landlord.

3.Intentionally deleted.

4.Except as provided in the Lease, no antenna or satellite dish shall be installed by Tenant without the prior written agreement of Landlord.

5.The sashes, sash doors, windows, glass lights, solar film and/or screen, and any lights or skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed. If Landlord, by a notice in writing to Tenant, shall reasonably object to any curtain, blind, tinting, shade or screen attached to, or hung in, or used in connection with, any window or door of the Premises, the use of that curtain, blind, tinting, shade or screen shall be immediately discontinued and removed by Tenant. Interior of the Premises visible from the exterior must be maintained in a visually professional manner and consistent with a first class office building. Tenant shall not place any unsightly items (as determined by Landlord in its reasonable discretion) along the exterior glass line of the Premises including, but not limited to, boxes, and electrical and data cords. No awnings shall be permitted on any part of the Premises.

6.The installation and location of any unusually heavy equipment in the Premises, including without limitation file storage units, safes and electronic data processing equipment, shall require the prior written approval of Landlord.

7.Any pipes or tubing used by Tenant to transmit water to an appliance or device in the Premises must use materials that are compliant with applicable laws.

8.Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Upon the termination of its tenancy, Tenant shall deliver to Landlord all the keys to offices, rooms and toilet rooms and all access cards which shall have been furnished to Tenant or which Tenant shall have had made.

9.Tenant shall not install equipment requiring electrical or air conditioning service in excess of that to be provided by Landlord under the Lease without prior written approval from Landlord.

EXHIBIT E

10.Tenant shall not use space heaters within the Premises.

11.Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything in the Premises, which shall in any way increase the insurance on the Building, or on the property kept in the Building, or conflict with any government rule or regulation.

12.Tenant shall not use or keep any foul or noxious gas or substance in the Premises.

13.Tenant shall not permit the Premises to be occupied or used in a manner offensive or objectionable to Landlord by reason of noise, odors and/or vibrations.

14.Tenant shall not permit any pets or animals in or about the Building. Bona fide service animals are permitted provided such service animals remain under the direct control of the individual they serve at all times, and do not disturb or threaten others.

15.Neither Tenant nor its employees, agents, contractors, invitees or licensees shall bring any firearm, whether loaded or unloaded, into the Project at any time.

16.Smoking tobacco, including via personal vaporizers or other electronic cigarettes, anywhere within the Premises, Building or Project is strictly prohibited except that smoking tobacco shall be permitted outside the Building and within the Project only in areas reasonably designated by Landlord. Smoking, vaping, distributing, growing or manufacturing marijuana or any marijuana derivative anywhere within the Premises, Building or Project is strictly prohibited.

17.Tenant shall not install an aquarium of any size in the Premises unless otherwise approved by Landlord. Notwithstanding the foregoing, Tenant shall be permitted to install and use water tanks on the Premises in connection with Tenant’s business operations, and subject to Landlord’s approval as an Alteration or Tenant Improvement.

18.Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Project as any part of Tenant’s corporate or trade name. Landlord shall have the right to change the name, number or designation of the Building or Project without liability to Tenant. Tenant shall not use any picture of the Building in its advertising, stationery or in any other manner.

19.Tenant shall, upon request by Landlord, supply Landlord with the names and telephone numbers of personnel designated by Tenant to be contacted on an after-hours basis should circumstances warrant.

EXHIBIT E

EXHIBIT F

PARKING

Tenant shall be entitled to exclusive parking rights for the entire Project, including the number of vehicle parking spaces set forth in Item 11 of the Basic Lease Provisions. Such parking shall be at no additional charge to Tenant. All parking spaces shall be used only for parking of vehicles no larger than full size passenger automobiles, sport utility vehicles or pickup trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those areas suitable for such activities. Parking within the Project parking facilities shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, access ways or in any area which would prohibit or impede the free flow of traffic within the Project parking facilities. There shall be no parking of any vehicles other than Tenant’s company vehicles for longer than a 48 hour period unless otherwise authorized by Landlord, and vehicles which have been abandoned or parked in violation of the terms hereof may be towed away at the owner’s expense. Notwithstanding any language to the contrary, Landlord hereby approves and agrees that Tenant may place and use a cargo container or earthquake trailer in the parking lot of the Project in the location generally shown on the Site Plan in Schedule 1 attached hereto or in another location reasonably designated by Tenant and Landlord, and in compliance with applicable laws. Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless determined to be caused by the sole negligence or willful misconduct of Landlord. Provided that Tenant’s access to, use of, and parking rights for the Premises are not diminished (other than to a deminimis effect), Landlord shall have the right to establish, and from time to time amend, and to enforce against all users all reasonable rules and regulations that Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of parking within the Project parking facilities. Provided that Tenant’s access to, use of, and parking rights for the Premises are not diminished (other than to a deminimis effect), Landlord shall have the right to construct, maintain and operate lighting facilities within the parking areas; to change the area, level, location and arrangement of the parking areas and improvements therein; and to do and perform such other acts in and to the parking areas and improvements therein as, in the use of good business judgment, Landlord shall determine to be advisable. Any person using the parking area shall observe all directional signs and arrows and any posted speed limits. Except as otherwise provided herein, Parking areas shall be used only for parking vehicles. Washing, waxing, cleaning or servicing of vehicles, or the storage of vehicles for longer than 48-hours, is prohibited unless permitted hereunder or otherwise authorized by Landlord. Tenant shall be liable for any damage to the parking areas to the extent caused by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees, including without limitation damage from excess oil leakage. Except as otherwise provided herein, Tenant shall have no right to install any fixtures, equipment or personal property in the parking areas unless approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall not assign or sublet any of the vehicle parking spaces, either voluntarily or by operation of law, without the prior written consent of Landlord, except in connection with an authorized assignment of this Lease or subletting of the Premises.

EXHIBIT F

SCHEDULE 1 TO EXHIBIT F

LOCATION OF CONTAINER

SCHEDULE 1 TO
EXHIBIT F

EXHIBIT G

ADDITIONAL PROVISIONS

1.EXTERIOR SIGNAGE

1.1MONUMENT SIGNAGE. Prior to the Commencement Date, Landlord shall construct a monument sign for the Project in the approximate location shown on Exhibit G-1. Provided Tenant is not in Default of this Lease, Tenant shall have the right to install non-exclusive signage on one slot of the Building monument in the general location shown on Exhibit G-1. Tenant shall use Landlord’s designated contractor for installing the monument signage.

1.2.Intentionally Deleted.

1.3GENERAL SIGNAGE TERMS. The size, design, graphics, material, style, color and other physical aspects of all Exterior Signage shall be subject to the prior written approval of Landlord (such approval not to be unreasonably withheld) and the City of Sunnyvale, and shall be consistent with Landlord’s reasonable signage criteria for the Project, as in effect from time to time and approved by the City in which the Premises are located (“Signage Criteria”). Prior to installation, Tenant shall provide Landlord with a copy of any applicable municipal or other governmental permits and approvals and evidence that the Exterior Signage is in compliance with any covenants, conditions or restrictions encumbering the Premises and the Signage Criteria. Tenant shall be responsible for all costs of any Exterior Signage, including, without limitation, the fabrication, installation, maintenance and removal thereof and the cost of any permits therefor. If Tenant fails to maintain any Exterior Signage in good condition, or if Tenant fails to remove same upon termination of this Lease and repair and restore any damage caused by the sign or its removal, Landlord may do so at Tenant’s expense. Landlord shall have the right to temporarily remove any signs in connection with any necessary repairs or maintenance in or upon the Building. Tenant shall use Landlord’s designated contractor for installing the Exterior Signage. The Exterior Signage shall consist only of the name “Siemens” or “Siemens Healthineers” or a similar derivation of either of the foregoing, and may not be transferred or assigned without Landlord’s prior written consent, which may be withheld by Landlord in Landlord’s sole discretion; provided, however, (a) Landlord agrees not to withhold its consent to an assignment of Tenant’s signage rights under this Section in connection with an assignment of all of Tenant’s interest in the Lease which is permitted under this Lease or otherwise approved by Landlord, and (b) such signage right shall be deemed to be assignable to any applicable Permitted Transferee. Notwithstanding anything to the contrary in this Section 1 above, in no event shall any “Objectionable Name” (as defined below) be placed on such signage. The term “Objectionable Name” shall mean any name which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Building as a first-class office building, or which would otherwise reasonably offend a landlord of comparable buildings. Notwithstanding the foregoing, the logo and color for Siemens Healthineers shown on Exhibit G-1 is hereby approved by Landlord for Tenant’s signage. Tenant shall also remove all Exterior Signage promptly following the expiration or earlier termination of the Lease. Any such removal shall be at Tenant’s sole expense, and Tenant shall bear the cost of any resulting repairs to the Building that are reasonably necessary due to the removal.

EXHIBIT G

2.RIGHT TO EXTEND. Provided that Tenant is not in Default under any provision of this Lease at the time of exercise of the extension right granted herein, and provided further that Tenant and/or a Permitted Transferee is occupying the entire Premises and Tenant has not assigned or sublet any of its interest in this Lease (except in connection with a Permitted Transfer of this Lease to a Permitted Transferee as described in Section 9.1(e) hereof), Tenant may extend the Term of this Lease for one additional period of 60 months.

The Basic Rent and additional rent payable under the Lease during the extension of the Term shall be at the prevailing fair market rental rate (including applicable periodic adjustments) for comparable and similarly improved office space being leased in comparable buildings in Sunnyvale, California, as of the commencement of the extension period (the “Prevailing Rate”). The Prevailing Rate shall take into account (i) the quality of improvements and age of the Building (based on the date of construction or major renovation), (ii) the amount of applicable operating expenses charged in connection with the space, (ii) the level of leasehold improvements and improvement allowances, (iii) the value of rent credits and other concessions (but excluding construction periods), and (iv) any other relevant and generally applicable monetary considerations affecting the proper determination of the fair market value rental rate.

Tenant shall exercise its right to extend the Term by and only by the following procedure: Tenant may (but is not obligated to) deliver to Landlord, not less than 12 months nor more than 15 months prior to the expiration date of the Term, Tenant’s written notice of its interest to extend (the “Interest Notice”). Provided that an Interest Notice has been timely delivered, not later than 11 months prior to the expiration date of the Term, Landlord shall advise Tenant of the proposed Prevailing Rate for the Extension Term. Following receipt of Landlord’s proposed Prevailing Rate, Tenant, may deliver to Landlord, not later than 9 months prior to the expiration date of the Term (but not sooner than 30 days after receipt of Landlord’s proposed Prevailing Rate), notice of its irrevocable exercise of its right to extend this Lease (the “Commitment Notice”), which Commitment Notice shall include either Tenant’s acceptance of Landlord’s proposed Prevailing Rate or Tenant’s rejection of Landlord’s proposed Prevailing Rate. If Tenant fails to timely provide Landlord with a Commitment Notice, the extension right shall become null and void. If Tenant provides Landlord with a Commitment Notice, and accepts Landlord’s proposed Prevailing Rate, Landlord and Tenant shall enter into an appropriate amendment to this Lease for the extension period (as provided below) upon the terms and conditions set forth herein. If Tenant provides a Commitment Notice, but rejects Landlord’s proposed Prevailing Rate, then the parties shall meet and confer and attempt to agree upon the Prevailing Rate. In the event that the parties are not able to agree on the Prevailing Rate within 120 days prior to the expiration date of the Term, then either party may elect, by written notice to the other party, to cause said rental, including subsequent adjustments, to be determined by appraisal as follows.

Within 10 days following receipt of such appraisal election, the parties shall attempt to agree on an appraiser to determine the Prevailing Rate. If the parties are unable to agree in that time, then each party shall designate an appraiser within 10 days thereafter. Should either party fail to so designate an appraiser within that time, then the appraiser designated by the other party shall determine the Prevailing Rate. Should each of the parties timely designate an appraiser, than the two appraisers so designated shall appoint a third appraiser who shall, acting alone, determine the fair market rental value of the Premises. Any appraiser designated hereunder shall have an M.A.I. certification or equivalent with not less than 5 years’ experience in the valuation of

EXHIBIT G

commercial office, research and development and life science buildings in Santa Clara County, California.

Within 10 days following the selection of the appraiser, Landlord and Tenant shall each submit in writing to the appraiser its determination of the rental rate for the extension period (respectively, the “Landlord’s Determination” and the “Tenant’s Determination”). Should either party fail timely to submit its rental determination, then the determination of the other party shall be conclusive and binding on the parties. The appraiser shall not disclose to either party the rental determination of the other party until the expiration of that 10 day period or, if sooner, the appraiser’s receipt of both the Landlord’s Determination and the Tenant’s Determination.

Within 30 days following the selection of the appraiser and such appraiser’s receipt of the Landlord’s Determination and the Tenant’s Determination, the appraiser shall determine whether the rental rate determined by Landlord or by Tenant more accurately reflects Prevailing Rate for the Premises, as reasonably extrapolated to the commencement of the extension term. Accordingly, either the Landlord’s Determination or the Tenant’s Determination shall be selected by the appraiser as the fair market rental rate for the extension period. In determining such value, the appraiser shall first consider comparable rentals for the Building and the Project, provided that if adequate comparables do not exist then the appraiser may consider transactions involving similarly improved space in comparable buildings in Sunnyvale with appropriate adjustments for differences in location and quality of project. In no event shall the appraiser attribute factors for brokerage commissions to reduce said fair market rental. At any time before the decision of the appraiser is rendered, either party may, by written notice to the other party, accept the rental terms submitted by the other party, in which event such terms shall be deemed adopted as the agreed fair market rental. The fees of the appraiser(s) shall be shared equally by both parties.

Within 20 days after the determination of the Prevailing Rate, Landlord shall prepare a reasonably appropriate and mutually and reasonably acceptable amendment to this Lease for the extension period and Tenant shall execute and return same to Landlord within 10 days. Should the Prevailing Rate not be established by the commencement of the extension period, then Tenant shall continue paying rent at the rate in effect during the last month of the initial Term, and a lump sum adjustment shall be made promptly upon the determination of such new rental.

If Tenant fails to timely comply with any of the provisions of this paragraph, Tenant’s right to extend the Term may, at Landlord’s election and in addition to any other remedies that may be available to Landlord, be extinguished, in which event the Lease shall automatically terminate as of the initial expiration date of the Term. Any attempt to assign or transfer any right or interest created by this Section to another party other than a Permitted Transferee shall be void from its inception. Tenant shall have no other right to extend the Term beyond the single 60 month extension created by this Section.

3.RIGHT TO TERMINATE. Provided Tenant is not then in Default under any provision of this Lease, Tenant shall have a one-time right to terminate this Lease effective as of the expiration of the 60th month of the initial Term. Tenant shall exercise such termination right by giving written notice thereof to Landlord (the “Termination Notice”) at least 12 months prior to the effective date of termination. All Rent and other costs due under this Lease for the Premises shall be due and payable by Tenant to Landlord through the effective date of termination. In

EXHIBIT G

addition, should Tenant exercise the foregoing right to terminate, Tenant shall pay to Landlord, within 45 days of its delivery of the Termination Notice (and as a condition subsequent to the effectiveness thereof), a separate termination fee, as reasonably computed by Landlord, comprised of the following: (i) 5 months of Basic Rent at the rate payable in effect as of 60th month of the initial Term; plus (ii) the unamortized portion (based upon a constant, straight line amortization over an 89 month period with 8% interest) as of the effective date of termination of (A) brokerage commissions paid by Landlord in connection with the Lease, (B) tenant improvement allowance funded by Landlord (but not including any supervision/administrative fee collected by Landlord in connection therewith); plus (iii) unamortized Abated Basic Rent (i.e. based upon the amortization of the Abated Basic Rent in equal monthly amounts during the initial Term, without interest), if any. Tenant’s rights under this Section shall be personal to the original Tenant named in this Lease and may not be assigned or transferred (except in connection with a Permitted Transfer of this Lease to an Affiliate as described in Section 9.1(e) hereof). Any other attempted assignment or transfer shall be void and of no force or effect.

4.SATELLITE DISH; ROOFTOP EQUIPMENT. Tenant shall have the right to maintain and operate within an area or areas reasonably designated by Landlord on the roof of the Building (the “Rooftop Area”), during the Term of this Lease, reasonable quantities and sizes of satellite dishes up to 24 inches in diameter (of which the height, appearance and installation procedures must be approved in writing by Landlord), antennas and related communications equipment and/or supplemental HVAC equipment (collectively the “Rooftop Equipment”) in accordance with and subject to the following terms. Landlord may impose a reasonable architectural review fee in connection with its approval of the Dish, and Tenant shall pay same promptly following demand. Tenant shall utilize a contractor acceptable to Landlord to install the Rooftop Equipment, which contractor shall comply with Landlord’s construction rules for the Building, including without limitation Landlord’s standard insurance requirements. Tenant shall use the Rooftop Area only for the operation and maintenance of the Rooftop Equipment and the necessary mechanical and electrical equipment to service the Rooftop Equipment. The right to utilize the Rooftop Equipment and Rooftop Area shall be limited solely to Tenant, and in no event may Tenant assign or sublicense such right (except in connection with an approved assignment of this Lease or a permitted assignment to an Affiliate as described in Section 9.1(e) hereof). Tenant shall not use or permit any other person to use the Rooftop Area for any improper use or for any operation which would constitute a nuisance, and Tenant shall at all times conform to and cause all persons using any part of the Rooftop Area to comply with all public laws, ordinances and regulations from time to time applicable thereto and to all operations thereon. In the event a pre-existing cable television system is operating in the area, Tenant shall at all times conduct its operations so as to ensure that the cable television system shall not be subject to harmful interference as a result of such operations by Tenant. Upon notification from Landlord of any such interference, Tenant agrees to immediately take the necessary steps to correct such situation. During the Lease Term, Tenant shall comply with any standards promulgated by applicable governmental authorities or otherwise reasonably established by Landlord regarding the Tenant’s generation of electromagnetic fields in relation to the Rooftop Equipment. Should Landlord determine in good faith at any time that the Rooftop Equipment poses a health or safety hazard to occupants of the Building or the proper functioning of the Building systems, Landlord may require Tenant to remove the Rooftop Equipment or make other arrangements satisfactory to Landlord. Any claim or liability resulting from the use of the Rooftop Equipment shall be subject to Tenant’s indemnification obligation as set forth in Section 10.3 of the Lease. Upon the expiration or earlier

EXHIBIT G

termination of this Lease, Tenant shall remove the Rooftop Equipment and all other equipment installed by it and shall restore the Rooftop Area to its original condition.

EXHIBIT G

EXHIBIT G-1

PREAPPROVED SIGNAGE

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EXHIBIT G-1

EXHIBIT H

LANDLORD’S DISCLOSURES

●Phase I Environmental Site Assessment for 305 N. Mathilda Avenue, Sunnyvale, California, prepared by West Environmental Services & Technology, dated October 2019, and consisting of 2,167 pages.
●Letter dated October 1, 2021, entitled “Summary of Environmental Conditions Report, 305 N. Mathilda Avenue, Sunnyvale, California”, issued by West Environmental Services & Technology, and consisting of 62 pages, which includes:
o	Figure 1, Indoor Air, Outdoor Air, Sub-Slab and Groundwater Sample Locations issued by West Environmental Services & Technology, dated October 2021, 305 N. Mathilda Avenue, Sunnyvale, California.
o	Table 1, Summary of Groundwater Sample Results, 305 N. Mathilda Avenue, Sunnyvale, California
o	Table 2, Summary of Indoor-Outdoor Air Sample Results, 305 N. Mathilda Avenue, Sunnyvale, California
o	Table 3, Summary of Soil Gas and Sub-Slab Gas Sample Results, 305 N. Mathilda Avenue, Sunnyvale, California
●Laboratory Results dated October 19, 2021 from K Prime, Inc., consulting analytical chemists, acct: 9946, Project: IC.Sunnyvale.305. WO 21.01-TASK 7.0 Test Samples: 223831-223836
●Laboratory Results dated October 19, 2021 from K Prime, Inc., consulting analytical chemists, acct: 9946, Project: IC.Sunnyvale.305. WO 21.01-TASK 7.0 Test Samples: 223837-223845
●Laboratory Results dated December 1, 2021 from K Prime, Inc., consulting analytical chemists, acct: 9946, Project: IC.Sunnyvale.305. WO 21.01-TASK 8.0 Test Samples: 225343-225346
●Letter dated April 12, 2022, with subject line “Request for Agency Oversight, 305 N. Mathilda Avenue, Sunnyvale, Santa Clara County”, issued by San Francisco Bay Regional Water Quality Control Board, and consisting of 3 pages.

EXHIBIT H

EXHIBIT J

SURVEY FORM

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EXHIBIT J

EXHIBIT K

COMMENCEMENT MEMORANDUM

COMMENCEMENT MEMORANDUM
Date:	Floor:
Building ID:	Suite#:
Address:	Lease ID:
City:

We hereby acknowledge and agree to the following:

(a)The date of tender of possession by Landlord of the Premises is

(b)Rent will commence on

(c)The lease term will commence on   and expire on  .

Insurance Certificate Received:

Tenant signature	Landlord signature
Print Name	Print Name
Tenant signature
Print Name

A copy of the fully executed form must be sent to the Tenant, Accounting, Construction, and Leasing with the original maintained in the Lease file.

EXHIBIT K

EXHIBIT L
ENVIRONMENTAL ADDENDUM

1.Tenant Obligation. Any obligation, liability, or responsibility of Tenant or any Tenant Party under the Lease, including but not limited to any indemnification, will extend only to such Hazardous Materials (as defined in Section 5.4 of the Lease) which Tenant or a Tenant Party introduces onto, generates from, or exacerbates at the Premises or Project (“Tenant Hazardous Substances”). Notwithstanding anything to the contrary set forth in the Lease, neither Tenant nor the Tenant Parties shall have any responsibility or liability whatsoever resulting from or related to:

(i)any Hazardous Materials existing at, on, under, or in the Project prior to Tenant’s occupation thereof or that migrate onto the Project from outside the Project thereafter, except to the extent such responsibility or liability directly arises from any act by Tenant or any Tenant Parties (including, without limitation, any exacerbation of any such Hazardous Materials by Tenant or any Tenant Parties); provided that Tenant’s liability in any such instance is strictly limited to the incremental cost of response to such exacerbation directly caused by Tenant or any Tenant Parties;

(ii)the investigation, remediation, mitigation, cleanup, closure, and/or removal of any sumps, drains, above or under ground tanks, pipes or other structures or devices existing at the Project (other than those installed by Tenant under this Lease, if any) which contained, handled, or were otherwise used in connection with Hazardous Materials, except to the extent required as a result of Tenant or any Tenant Party’s use of Tenant Hazardous Substances; or

(iii)the presence or contamination of Hazardous Materials or any investigation or cleanup or mitigation resulting directly therefrom to the extent arising from Hazardous Materials deposited by any contractors, agents or representatives controlled by Landlord or any unrelated third-parties.

2.Landlord Representation. Landlord represents that, to Landlord’s actual knowledge, (i) there are no Hazardous Materials at the Building or Project, except as set forth in the information provided to Tenant as part of Landlord’s Disclosures, and (ii) the Landlord’s Disclosures include the most recent Phase I environmental site assessment applicable to the Project and Building. For purposes of this Section, “Landlord’s actual knowledge” shall be deemed to mean and limited to the current actual knowledge of the property manager for the Building at the time of execution of this Lease and not any implied, imputed, or constructive knowledge of said individual or of Landlord or any parties related to or comprising Landlord and without any independent investigation or inquiry having been made or any implied duty to investigate or make any inquiries; it being understood and agreed that such individual shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby.

3.Landlord Indemnification. Landlord shall indemnify, defend, and hold Tenant and any successors harmless from and against any and all losses, claims, demands, actions, suits, damages, liabilities, expenses and costs (including, without limitation, reasonable attorneys’ fees and court costs), whether foreseeable or unforeseeable, to the extent arising directly or indirectly

EXHIBIT L

out of (i) any breach of the representation set forth by Landlord in the immediately preceding paragraph, (ii) the actual, out of pocket cost of any investigation, remediation and removal arising from any Hazardous Materials that exist at, on, in, under or about the Building or the Project as of the Delivery Date, to the extent any applicable regulatory requirement, governmental entity or regulatory agency actually requires the investigation, remediation, and/or removal of the same or related alterations or improvements to the Building or Project, and (iii) Hazardous Materials released onto the Building or Project by Landlord or its contractors, agents, or representatives; provided, however, that in no event shall Landlord’s financial obligation with respect to the indemnity set forth in clause (i) of this Section 3 exceed $500,000.00 in the aggregate (it being acknowledged that such cap shall not apply with respect to Landlord’s indemnity of the matters described in clauses (ii) and (iii) of this Section 3). The obligations of Landlord under this paragraph shall survive termination of the Lease. In addition, Landlord covenants that Landlord shall be responsible, at Landlord’s sole cost, and not as an Operating Expense or otherwise, for the costs of remediating or encapsulating any Hazardous Materials in, on, or under the Project in violation of any Environmental Laws to the extent required to comply with Environmental Laws, and which are not Tenant’s obligation under Section 5.4 of the Lease and Section 1 above.

4.Normal Use Of Substances: Tenant may introduce onto, and handle, service, repair, store and use, in the normal course of Tenant’s business, any substances, materials or equipment consistent with ordinary office activities; provided, that Tenant will be responsible for the transportation, handling, storage, use, and disposal of such substances or materials (and any waste generated therefrom) in compliance with all applicable laws, rules, and regulations.

5.Conflict. In the event of any conflict between the terms of this Environmental Addendum and the terms of the Lease, the terms of this Environmental Addendum shall control.

EXHIBIT L

EXHIBIT X

WORK LETTER

[TENANT BUILD]

I.TENANT IMPROVEMENTS

The tenant improvement work (“Tenant Improvements”) shall consist of any work, except for the Landlord’s Work, required by Tenant to complete the Premises so that it is suitable for the Tenant’s use pursuant to approved plans and specifications. Tenant shall employ its own architect and general contractor in constructing the Tenant Improvements; it being understood that Tenant’s preferred architect shall be one of the following: Gordon Prill, ArcTec or CAS Architects. Tenant shall engage a reputable and licensed contractor selected by Tenant and reasonably approved by Landlord to construct the Tenant Improvements pursuant to the approved plans, specifications and drawings. Tenant shall provide to Landlord, no later than 45 days following the full and final execution of this Lease, the name(s) of Tenant’s preferred contractor(s). The work shall be undertaken and prosecuted in accordance with the following requirements:

A.

As soon as such items become available following the full execution of the Lease, construction drawings and specifications for all improvements and finishes, together with any changes thereto, shall be submitted to Landlord (with samples as appropriate) for review and approval by Landlord and its architect for the Project. Unless otherwise specified in the space plans, construction drawings and specifications, to the extent applicable, the build-out of the Tenant Improvements shall include Landlord’s building standard tenant improvements, materials and specifications for the Project. Should Tenant require and Landlord approve work that would necessitate any ancillary Building modification or other expenditure by Landlord, then except to the extent of any remaining balance of the “Landlord Contribution” as described below, Tenant shall, in addition to its other obligations herein, promptly pay the actual cost thereof to Landlord, provided that the scope and costs of such work has been approved by Tenant prior to the start of construction thereof. Landlord hereby consents to and approves the Tenant’s preliminary space plan attached to the Lease as Schedule 2 to Exhibit X (the “Space Plan”).

B.	Intentionally deleted.
C.	Landlord shall, subject to the foregoing, approve or disapprove any submittal of plans or specifications by Tenant within 5 business days following receipt thereof by Landlord.
D.	Tenant shall use engineers and subcontractors designated by Tenant and reasonably acceptable to Landlord that do not vitiate or void any of Landlord’s warranties or guarantees for the Building.

EXHIBIT X

E.	Tenant shall deliver to Landlord a copy of the final application for permit and issued permit for the construction work.
F.

Tenant’s general contractor and each of its subcontractors shall comply with Landlord’s reasonable requirements as generally imposed on third party contractors, including without limitation all insurance coverage requirements and the obligation to furnish appropriate certificates of insurance to Landlord prior to commencement of construction.

G.	A projected construction schedule shall be provided to Landlord prior to commencement of the construction work, and regular updates shall be supplied during the progress of the work.
H.	Tenant shall give Landlord 10 days prior written notice of the commencement of construction so that Landlord may cause an appropriate notice of non-responsibility to be posted.
I.	Tenant and its general contractor shall attend regular job meetings with Landlord’s construction manager for the Project.
J.

Upon completion of the work, Tenant shall cause to be provided to Landlord, to the extent applicable, (i) as built drawings of the Premises signed by Tenant’s architect, (ii) CAD files of the improved space, (iii) a final punch list signed by Tenant, (iv) final and unconditional lien waivers from all contractors and subcontractors, (v) a duly recorded Notice of Completion of the improvement work, and (vi) a certificate of occupancy for the Premises (collectively, the “Close-out Package”). Should Tenant fail to provide complete CAD files as required herein, Landlord may cause its architect to prepare same and the cost thereof shall be reimbursed to Landlord by Tenant within 30 days of invoice therefor.

K.	The work shall be prosecuted at all times in accordance with all state, federal and local laws, regulations and ordinances, including without limitation all OSHA and other safety laws.
L.	All of the provisions of this Lease shall apply to any activity of Tenant, its agents and contractors, in the Premises prior to the Commencement Date, except for the obligation of Tenant to pay rent.
M.

It is understood that the Tenant Improvements shall be done during Tenant’s occupancy of the Premises and, in this regard, Tenant agrees to assume any risk of injury, loss or damage which may result from Tenant’s performance of its work on the Tenant Improvements. Tenant further agrees that it shall be solely responsible for relocating its office equipment and furniture in the Premises in order for the foregoing Tenant Improvements to be completed in the Premises.

Landlord shall not be liable in any way for any injury, loss or damage which may occur due to any work performed by Tenant, nor shall Landlord be responsible for repairing any defective condition therein, except for Landlord’s Warranty. In no

EXHIBIT X

event shall Tenant’s failure to complete the Tenant Improvements extend the Commencement Date of the Lease, subject to Commencement Date Delays (defined below).

II.COST OF THE WORK

A.

Landlord shall provide to Tenant a tenant improvement allowance in the amount of (the “Landlord Contribution”), with any excess cost for Tenant’s work on the Tenant Improvements to be borne solely by Tenant. The Landlord Contribution may also be utilized to fund space planning and other architectural, engineering and design costs (including the reasonable cost charged by Landlord’s architect to review Tenant’s drawings and CAD files), hard and soft construction costs, labor, materials, contractor’s fees and overhead, and plan check and permit fees; provided that Landlord Contribution shall not be applied to “soft costs” exceeding per rentable square foot of the Premises. It is understood that Landlord shall be entitled to a supervision/administrative fee equal to of the amount of the Landlord Contribution, which fee shall be paid from the Landlord Contribution. If the actual cost of completion of the Tenant Improvements is less than the maximum amount provided for the Landlord Contribution or remains unused after December 31, 2023, such savings shall inure to the benefit of Landlord and Tenant shall not be entitled to any credit or payment or to apply the savings toward additional work.

B.

Landlord shall fund the Landlord Contribution (less deductions for the above-described supervision fee and charges of Landlord’s architect) in installments as and when costs are incurred and a payment request therefor is submitted by Tenant. Each payment request shall include, as applicable, a copy of all supporting invoices, conditional progress payment lien waivers (in the form prescribed by the California Civil Code) for labor and materials incorporated in such payment request, unconditional lien waivers (in the form prescribed by the California Civil Code) for labor and materials on the basis of which payment has previously been by Landlord, and pertinent back-up (including copies of Tenant’s payment checks to its contractors and suppliers). Landlord shall fund the payment request within 30 days following receipt of the application and supporting materials; provided that a 10% retention shall be held on payments to Tenant until Landlord receives the complete Close-out Package. The remaining balance of the Landlord Contribution shall be funded when Landlord receives the complete Close-out Package. Prior to any payment by Landlord hereunder, Tenant shall provide to Landlord in writing the address to which such payment is to be delivered.

III.MISCELLANEOUS

A.

The Commencement Date shall occur as provided in Section 3.1 of the Lease, provided that the Commencement Date shall be extended by the number of days of actual delay of the Substantial Completion of the Tenant Improvements to the extent caused by a “Commencement Date Delay,” as that term is defined, below, but only to the extent such Commencement Date Delay causes the Substantial Completion of the Tenant Improvements to be delayed and, as a result, to occur

EXHIBIT X

after November 1, 2022. As used herein, the term “Commencement Date Delay” shall mean only a “Force Majeure Delay” or a “Landlord Caused Delay,” as those terms are defined below in this Section III.A of this Work Letter. As used herein, the term “Force Majeure Delay” shall mean an actual delay not known to the party claiming such delay or otherwise existing as of the date hereof resulting from strikes, lockouts or other industrial disturbance, fire, wind, damage or destruction to the Building, explosion, casualty, flood, hurricane, tornado, the elements, acts of God or the public enemy, pandemic (but only to the extent an actual delay results from Tenant’s inability to complete construction of the Tenant Improvements (or Landlord’s inability to complete construction of the Landlord’s Work) due to a government mandated cessation of construction activity), sabotage, embargo, war, terrorist acts, invasion, insurrection, rebellion, civil unrest, riots, or earthquakes. As used in this Work Letter, “Landlord Caused Delay” shall mean actual delays to the extent resulting from (i) the failure of Landlord to timely approve or disapprove any Tenant submittals; (ii) interference (when judged in accordance with industry custom and practice) by Landlord or its agents (except as otherwise allowed under this Work Letter) with the Substantial Completion of the Tenant Improvements and which objectively preclude or delay the construction of Tenant Improvements, which interference relates to access by Tenant, or Tenant’s agents and contractors to the Building; (iii) Landlord’s breach of its obligations under the Lease; or (iv) delays resulting from the negligence or willful misconduct of Landlord, or any of its agents, employees, contractors, or subcontractors in connection with the Tenant Improvements.

B.

If Tenant contends that a Commencement Date Delay has occurred, Tenant shall notify Landlord in writing of the event which constitutes such Commencement Date Delay. If such actions, inaction or circumstance described in the notice set forth in the preceding sentence of this Section III.A. of this Work Letter (the “Delay Notice”) constitute a Landlord Caused Delay and are not cured by Landlord within two (2) business days of Landlord’s receipt of the Delay Notice and if such action, inaction or circumstance otherwise qualify as a Landlord Caused Delay, then a Commencement Date Delay shall be deemed to have occurred commencing as of the date of Landlord’s receipt of the Delay Notice and ending as of the date such delay ends. For purposes of this Section III.A., “Substantial Completion of the Tenant Improvements” shall mean completion of construction of the Tenant Improvements pursuant to the approved construction drawings, with the exception of any punch list items that do not materially impair Tenant’s normal business operations in the Premises and the Premises is ready for occupancy by Tenant.

IV.LANDLORD’S WORK.

Landlord will, at its sole cost and expense, complete the following work in a good and workmanlike manner, in conformance with Landlord’s standard specifications for the Building, and in compliance with applicable laws to the extent necessary to receive a signed off permit or similar work sign off from the City of Sunnyvale (“Landlord’s Work”):

EXHIBIT X

●	New glass exterior on front and sides of the Building with expanded glass line and new entry
●	New lobby
●	New restroom cores with 5 fixtures and showers
●	New interior breakroom with roll up door to an adjacent patio with furniture New HVAC equipment serving the Building totaling 75 tons

The Landlord’s Work is more particularly described on Schedule 1 hereto. The Landlord’s Work shall be deemed to be “substantially complete(d)”, on the date that (i) all the Landlord’s Work (other than Punch List Items as defined below) have been performed, (ii) if applicable, Landlord shall have received a signed off permit or similar work sign off from the City of Sunnyvale, (iii) Landlord’s architect or engineer certifies that the Landlord’s Work is substantially complete in accordance with the final approved plans, and (v) Landlord has delivered the Building to Tenant in accordance with the Lease. Within five (5) business days after the Landlord’s architect or engineer certifies that the Landlord’s Work is substantially complete, Tenant and Landlord, shall jointly conduct a walk-through of the Premises and shall jointly prepare a punch list of items needing additional work (“Punch List Items”). Punch List Items shall be those items which are a part of the Landlord’s Work which are details of construction, decoration and mechanical and electrical adjustments which (i) in the aggregate, are minor in character and do not adversely affect Tenant’s use or enjoyment of the Premises or Tenant’s ability to perform its work on the Tenant Improvements, and (ii) the completion or correction of which, will not materially interfere with Tenant’s use or occupation of the Premises or Tenant’s ability to perform its work on the Tenant Improvements. Landlord shall promptly begin and diligently pursue until completion the correction of Punch List items after delivery of the punch list.

EXHIBIT X

SCHEDULE 1 TO EXHIBIT X

DESCRIPTION OF LANDLORD’S WORK

Drawings prepared by Studios, Inc., entitled “305 Mathilda Improvements” for 305 N. Mathilda Ave., Sunnyvale, California, Project Number 19531.00, dated October 8, 2021, and consisting of 122 pages as amended on May 9, 2022 in response to ASI 1.

SCHEDULE 1 TO
EXHIBIT X

SCHEDULE 2 TO EXHIBIT X
SPACE PLAN

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SCHEDULE 2 TO
EXHIBIT X

EXHIBIT Y

PROJECT DESCRIPTION

Real property in the City of Sunnyvale, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

PARCEL 1, AS DESIGNATED ON THAT CERTAIN MAP ENTITLED, “PARCEL MAP BEING AN AMENDED MAP OF THE LANDS OF GULF OIL CORPORATION, AS SHOWN ON THAT CERTAIN PARCEL MAP RECORDED IN BOOK 286 OF MAPS, AT PAGE 4, SANTA CLARA COUNTY RECORDS, CITY OF SUNNYVALE, CALIFORNIA”, SAID PARCEL MAP BEING RECORDED IN BOOK 328 OF MAPS, AT PA E 11.

PARCEL TWO:

A PERPETUAL NON-EXCLUSIVE EASEMENT AND RIGHT-OF-WAY FOR PEDESTRIAN AND VEHICULAR INGRESS AND EGRESS, IN, ON, OVER AND ACROSS THAT PORTION OF PARCEL 2, AS DESIGNATED ON THE ABOVE DESCRIBED PARCEL MAP LYING WITHIN 12.5 FEET MEASURED AT RIGHT ANGLES OF THE COMMON BOUNDARY LINE OF PARCELS 1 AND 2 AS DESIGNATED ON SAID PARCEL MAP.

EXHIBIT Y

EXHIBIT B

SUBLEASED PREMISES

EXHIBIT B

DEPICTION OF THE SUBLEASED PREMISES

305 N. MATHILDA AVENUE

EXHIBIT B

EXHIBIT C

COMMENCEMENT MEMORANDUM

THIS COMMENCEMENT MEMORANDUM (the “Agreement”) is dated as of , 2025, by and between SIEMENS MEDICAL SOLUTIONS USA, INC. (the  “Sublandlord”), and KNIGHTSCOPE, INC. (the “Subtenant”).

W I T N E S S E T H:

Sublandlord and Subtenant are parties to a sublease dated  , 2025 (the “Sublease”) covering certain premises located at 305 N. Mathilda Avenue, Sunnyvale, California. The capitalized terms used in this Agreement shall have the meanings set forth in the Sublease, unless otherwise defined in this Agreement.

The Prime Landlord has consented to the Sublease, and Sublandlord and Subtenant now desire to enter into an agreement to confirm the Sublease Commencement Date, the Sublease Expiration Date, and the Base Rent schedule.

NOW, THEREFORE, intending to be legally bound, Sublandlord and Subtenant agree as follows:

l.The Sublease Commencement Date of the Term is

2.The Sublease Expiration Date of the Term is June 30, 2030.

3.The Base Rent Schedule is as follows:

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[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Sublandlord and Subtenant, intending to be legally bound hereby, have executed this Agreement as of the date written above.

Sublandlord:

SIEMENS MEDICAL SOLUTIONS USA, INC.,
a Delaware corporation

By: /s/ Lisa Linnell
Name: Lisa Linnell
Title: Head, SHS RE NAM

By: /s/ Donna Colona
Name: Donna Colona
Title: Head, SHS RE NAM FI LM

Subtenant:

KNIGHTSCOPE, INC.,
a Delaware corporation

By: /s/ William Santana Li
Name: William Santana Li
Title: Chairman and CEO

By: /s/ Apoorv Dwivedi
Name: Apoorv Dwivedi
Title: CFO